Exhibit 10.8
OFFICE / LOFT SPACE LEASE

Agreement of Lease (the “Lease”), made as of March 3, 2025 by and between Landlord and Tenant, as both terms are prescribed in the following Lease Declarations along with other material terms incorporated throughout this Lease:

LEASE DECLARATIONS: the following capitalized terms used throughout this Lease shall have the following meanings, as such terms may be further prescribed within the body of the Lease, and all other capitalized terms within the body of this Lease shall have the meanings set forth therein:

-Landlord:         50 WEST 23RD STREET A LLC and 50 WEST 23RD STREET B LLC as tenants-in-common, both limited liability companies having a mailing address c/o Two Trees Management Co. LLC, 45 Main Street, Suite 1200, Brooklyn, New York 11201, and receiving payments as “TTMC as nominee for 50 WEST 23RD STREET A & B LLC”;
-Tenant:         BUZZFEED MEDIA ENTERPRISES INC., a Delaware corporation, authorized to do business in New York State, having a mailing address at 1135 Highland Ave., Los Angeles, CA 90038, Attn: Legal;
-Tenant’s EIN #:     to be provided by Tenant via W-9 upon Lease signing;
-Building:         50 West 23rd Street, New York, NY 10010;
-Demised Premises:    the entire rentable portion of the sixth (6th) floor and a portion of the fifth (5th) floor in the Building, as further illustrated on the attached Exhibit A;
-Commencement Date:    means the date upon which: (i) Landlord’s Work (as hereinafter defined) is “substantially completed”, and (ii) Landlord delivers notice to Tenant (which notice may be by electronic mail) that possession of the Demised Premises is available to Tenant;
-Rent Commencement Date:    means the six (6) month anniversary of the Commencement Date;
-Rent Credit:         equal to four (4) months of Annual Base Rent then payable, to be applied to Tenant’s Annual Base Rent for the: (i) thirteenth (13th); (ii) twenty-fifth (25th); (iii) thirty-seventh (37th); and (iv) eighty-fourth (84th) calendar months following the Rent Commencement Date, as further prescribed in Article 2; provided however, that the Rent Credit for the eighty-fourth (84th) calendar month following the Rent Commencement Date shall only be applicable if Tenant does not exercise Tenant’s Termination Right pursuant to Article 56;
-Expiration Date:        the last day of the month in which the ten (10) year, four (4) month anniversary of the Rent Commencement Date occurs;
-Permitted Uses:        executive, administrative, and general offices for a news and entertainment company. On an ancillary basis only and in connection with Tenant’s office use, Tenant shall also have the right to use portions of the Demised Premises for production space and ancillary broadcasting/taping/video uses, subject to this Lease;
-Term:            the period from the Commencement Date through the Expiration Date;
-Annual Base Rent:        The Annual Base Rent due under this Lease, as follows:

Lease Year	Annual Amount	Monthly Amount
1	$2,448,180.00	$204,015.00
2	$2,497,143.60	$208,095.30
3	$2,547,086.52	$212,257.21
4	$2,598,028.20	$216,502.35
5	$2,649,988.80	$220,832.40
6	$2,914,038.60	$242,836.55
7	$2,972,319.36	$247,693.28
8	$3,031,765.80	$252,647.15
9	$3,092,401.08	$257,700.09
10 through Expiration Date	$3,154,249.08	$262,854.09

“Lease Year” shall mean, for the first Lease Year, the period commencing on the Rent Commencement Date and ending on the last day of the month of the following year in which the Rent Commencement Date occurs; and for any subsequent Lease Year, each successive twelve (12) month period occurring thereafter.
NOTE:    First month’s Annual Base Rent is due upon Tenant’s execution of this Lease, along with the security deposit, as certified or “bank” check, or via Landlord’s online payment system. If the obligation to pay Annual Base Rent commences on any day other than the first day of a calendar month, then the Annual Base Rent for such month shall be prorated on a per diem basis;
-Security Deposit:    $2,856,210.00, via Letter of Credit, and as further prescribed in Article 3;

-Base Tax Year:    the Tax Year beginning July 1, 2025 and ending on June 30, 2026, as further prescribed in Article 4;
-Tenant’s Percentage:    12.292%;
-A/C Charge:         $1,758.75 per month, as further prescribed in Article 46;
-Trash Removal Charge:    $1,055.25 per month, as further prescribed in Article 47;
-Late Charge:        the greater of i) 4% of any then-current arrears, or ii) $250, as further prescribed in Article 28;
-Submetering Rate:    100% as further prescribed in Article 44, and applicable solely with respect to the fifth (5th) floor portion of the Demised Premises;
-Renewal Option :        See Article 54;
-Guarantor:        BUZZFEED, INC., as further prescribed in Article 49;
-Tenant’s Broker:    CBRE, as further prescribed in Article 48;
-Landlord’s Work:    Landlord shall substantially complete Landlord’s Work within the Demised Premises prior to the Commencement Date, as further prescribed in Exhibit B and Article 45.

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W I T N E S S E T H: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises known as the Demised Premises, located within the Building, in the Borough of Manhattan, in the City and State of New York, at the rents provided for herein for the duration of the Term, unless such Term shall sooner cease, terminate or expire as provided in this Lease. The Term shall commence on Commencement Date and end on Expiration Date, both dates inclusive.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

Use: 1. Tenant shall use the Demised Premises, subject to the terms of this Lease, solely as and for the Permitted Uses and for no other purpose. Tenant shall not suffer or permit the Demised Premises or the Building or any part of either to be used in any manner, nor suffer or permit anything to be done therein or anything to be brought into or kept therein, which, in the reasonable judgment of Landlord, shall in any way: impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building’s services or the proper and economic heating, cleaning, air conditioning, ventilating or other servicing of the Building or the Demised Premises, impair or interfere with the use of any part of the Building, or cause discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building. Tenant shall not use nor permit the use of the Demised Premises or the Building or any part thereof, in any case, in violation of the terms of this Lease, the certificate of occupancy for the Demised Premises or the Building, if any, or any ground or underlying lease for the Building and/or the land of which the Demised Premises form a part, if any.
Notwithstanding anything to the contrary contained herein, Tenant shall not use or permit any Tenant Party (as hereinafter defined) or any party to use all or any part of the Demised Premises to be used for any of the following: (1) overnight stays or residential use of any kind; (2) retail use of any kind that involves the presence of the general public in the Demised Premises; (3) real estate brokerage or property management; (4) a short-term desk rental, co-working or shared-office site, or an employment, personnel or executive search agency; (5) any health care, rehabilitation, massage, clinic, counseling or exercise facility of any kind, including, but not limited to, a medical or dental office; (6) any foreign or domestic government or any subdivision, agency, department, or instrumentality thereof, including, without limitation, any foreign, federal, state or local governmental or quasi-governmental body, agency or department, or any other authority or entity that is affiliated therewith or controlled thereby, or any person, group or entity that enjoys diplomatic, sovereign or any other form of immunity from civil or criminal process; (7) any political, labor, not-for-profit, religious, charitable, eleemosynary, school or educational entity, or any other similar type of organization; (8) the sale or distribution of any goods, services or merchandise not expressly permitted by the terms of this Lease; (9) the live performance of any form of entertainment not being recording for Tenant’s business, including, but not limited to, singing and/or the playing of any musical instrument of any kind in any manner whatsoever at any time, without regard to whether or not admission is charged for any live vocal or musical performance (provided however, that acoustic music sessions for Tenant’s employees shall be permitted so long as Tenant ensures no noise or vibration from same shall not be heard outside of the Demised Premises); (10) cooking, other than the warming of prepared foods for employee’s lunches and snacks in one or more small microwave ovens or through the use of induction burner(s); (11) a messenger service; (12) banking, cash machine, check cashing and the like; (13) except as otherwise expressly permitted in this Lease, a recording studio. Tenant’s recording studio use shall be solely conditioned upon Tenant sound-proofing the portions of the Demised Premises utilized for same (such that no noise/vibration may be heard outside of the Demised Premises and no noise/vibration from outside of the Demised Premises may be heard in the Tenant-utilized portions of the Demised Premises which Tenant utilizes for such ancillary recording studio use); (14) sale, display or distribution of lewd or pornographic materials, alcohol, tobacco products or firearms of any kind; (15) the manufacture of any product; (16) any activity which involves the storage, use or generation of medical waste, corrosive or toxic solids, liquids or gasses and/or any hazardous materials; and (17) any occupancy or use which makes excessive demands on the Building’s services or facilities. For the purposes of this Lease, “Tenant Party” means any of Tenant, space, any subtenant or any other permitted user of the Demised Premises (including any affiliate of Tenant that in any case occupies the Demised Premises or any portion thereof) or any person claiming by, through or under Tenant, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, agents, representatives, maintenance personnel acting on behalf of Tenant or any permitted user and guests and invitees at the Premise or Building.
Base Rent: 2. Tenant shall pay Landlord the Annual Base Rent during the Term (the minimum rent due and payable under this Lease) without prior demand, offset or deduction at the rates set forth in the Lease Declarations (dates inclusive). Additionally, provided Tenant is not then in default of its obligations under this Lease, Tenant shall be entitled to the Rent Credit, as prescribed in the foregoing Lease Declarations. Notwithstanding the foregoing, if, prior to the four (4) year anniversary of the Commencement Date, this Lease is terminated by Landlord due to Tenant’s default(s) beyond any applicable notice and cure period prior to the Expiration Date (or upon the occurrence of any bankruptcy events as forth in Article 27 of this Lease) then, Tenant shall owe Landlord, as additional rent, the then unamortized value (amortized on a straight-line monthly basis from the Rent Commencement Date through the natural Expiration Date) of the cost of Landlord’s Work, the monetary value of the free rent between the Commencement Date and Rent Commencement Date, Rent Credit applied to Tenant’s account, and commissions paid for Tenant’s Broker, and such payment obligation shall expressly survive the expiration or termination of this Lease.
Annual Base Rent shall be paid in monthly installments in advance on the first day of each month during the Term hereof, except that Tenant shall pay the first monthly installment thereof in advance on the execution hereof. Unless and until otherwise designated by Landlord in writing, all Annual Base Rent and additional rent payable under this Lease shall be paid to Landlord’s legal name as prescribed in the Lease Declarations, c/o Two Trees Management, 45 Main Street, Suite 1200, Brooklyn, New York 11201. Monthly installments of Annual Base Rent payable for a partial month shall be prorated on a per diem basis based upon the number of days in the relevant month. All taxes, charges, costs, expenses and sums payable by Tenant hereunder are deemed additional rent (whether or not expressly designated as such). Tenant shall pay Annual Base Rent and additional rent as provided in this Lease in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private at the time of payment, at the office of Landlord or such other place as Landlord may designate, without any set-off or deduction whatsoever. Any delay or failure of Landlord or its agent to prepare and deliver any bill, statement or invoice shall not constitute a waiver of the right to collect any payment that may have become due under this Lease, including, without limitation, retroactive payments for any and all amounts unbilled. If no date shall be set forth herein for the payment of additional rent and same are not recurring monthly charges, then such sum shall be due and payable within thirty (30) days after the date upon which Landlord demands such payment. If any additional rent is not paid when due, Landlord shall have all the rights and remedies with respect to the collection of the same and the enforcement of the Tenant’s obligation to pay the same as in this Lease provided, and such rights and remedies as are available at law, equity or otherwise, in the case of non-payment of Annual Base Rent. Although this Article is intended to facilitate the collection rights and remedies of Landlord under this Lease, it is not intended to alter the principal of reimbursable items payable by Tenant to Landlord, which reimbursable items shall in no event be deemed “income” to Landlord under any provisions of relevant tax law, or otherwise. If any check of Tenant is dishonored, all subsequent checks shall be either certified checks or a check drawn upon a New York City Bank that is a member of The Clearing House Payments Company L.L.C. (or its successor).
For the purposes of this Lease, “additional rent” shall mean all sums of money, other than Annual Base Rent as shall become due and payable from Tenant to Landlord under or pursuant to this Lease.
Security Deposit: 3. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as prescribed in the foregoing Lease Declarations, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any amount payable hereunder as to which Tenant is in default under this Lease, or for any sum which Landlord may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or re-entry by Landlord. If Landlord uses, applies or retains any part or all of said security, as permitted hereunder, Tenant shall within five (5) days following written demand, deposit with Landlord such amount as is necessary to restore the security to the amount Tenant is required to deposit with Landlord under this Article and same shall be deemed as additional rent hereunder. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security Landlord is then holding shall be returned to Tenant on the later to occur of: (a) the date fixed as the end of the Term hereof; (b) after Tenant delivers of possession of the Demised Premises to Landlord in the condition required under this Lease; or (c) sixty (60) days following the Expiration Date of the Term. If the Building is sold or leased, Landlord shall transfer the security to the purchaser or lessee for the benefit of Tenant and Landlord, after giving notice to Tenant, shall be deemed released by Tenant from all liability for the return of such security and Tenant shall look solely to the new owner or lessee for the return thereof. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Notwithstanding anything in this Article 3 to the contrary, in lieu of a cash deposit by Tenant for the Security Deposit, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit (“Letter of Credit”) issued by and drawn upon by a member bank of the New York Clearing House Association, naming Landlord as beneficiary, in the full amount of the Security Deposit, in form reasonably acceptable to Landlord. At any time that Tenant is in default under this Lease beyond applicable notice and cure periods, including, among other things, the filing of a bankruptcy petition by or against Tenant, or if Landlord at any time receives notice that the Letter of Credit will not be renewed or will not otherwise extend for sixty (60) days beyond the Expiration Date of the Term, Landlord shall have the right to draw upon the Letter of Credit, without affirmative notice to Tenant, and apply the proceeds in accordance with the provisions of this Lease. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof, then Tenant shall deposit with Landlord, within five (5) business days’ after written notice from Landlord, an amount of cash or an amendment to the Letter of Credit sufficient to bring the balance of the Security Deposit held by Landlord under this Article 3 to the full amount of Security Deposit required hereunder. The failure by Tenant to deposit such additional amount or provide such amendment within the foregoing time period shall be deemed a default pursuant to Article 28 of this Lease. For the avoidance of doubt and notwithstanding anything in the Lease to the contrary, Landlord shall be expressly allowed to apply proceeds of the Letter of Credit to any prepetition rent obligations, (including without limitation the repayment of the lease concessions described in Article 2 above), post-petition rent obligations, or rejection damages, irrespective of the claims cap provided in the Bankruptcy Code.
Notwithstanding anything contained in this Lease to the contrary, provided that Tenant is not in default of this Lease beyond any applicable notice and cure periods, then Tenant may, upon written notice to Landlord, decrease the amount of the Security Deposit (in the form of a Letter of Credit) as follows: (i) to $2,244,165.00 upon the twelve (12) month anniversary of the Rent Commencement Date; (ii) to $1,632,120.00 upon the twenty-four (24) month anniversary of the Rent Commencement Date; and (iii) to $816,060.00 upon the thirty-six (36) month anniversary of the Rent Commencement Date. Such decreases in the Letter of Credit amount described above shall be accomplished by amendments to the then-existing Letter of Credit in a form that is reasonably satisfactory to Landlord and Landlord shall execute such documents as may be reasonably necessary to complete such reduction, as required by the issuing bank.
Notwithstanding the foregoing, Tenant hereby acknowledges that as of the date of this Lease, Tenant is still in the process of obtaining the Letter of Credit, and Tenant may place the Security Deposit in the form of a “cash” security deposit upon execution of this Lease. In the event Tenant elects to place the Security Deposit in the form of Cash, then (i) Tenant shall, on or before March 31, 2025, have the Letter of Credit delivered to Landlord, and (ii) within five (5) days after Landlord’s receipt of the Letter of Credit, Landlord shall return the cash security deposit to Tenant. Tenant’s failure to provide Landlord with a Letter of Credit by the foregoing deadline shall constitute a material default hereunder following a five (5) business day notice and cure period, which notwithstanding anything to this Lease to the contrary may be sent solely via email to Tenant at: matthew.omer@buzzfeed.com, with a copy to Tenant’s attorney at jgreenfield@riker.com.
Real Estate Taxes: 4. If the “Real Estate Taxes” (hereinafter defined) in any twelve (12) month period commencing July 1st and ending the following June 30th (dates inclusive) occurring, in whole or in part, during the Term hereof (any such July to June twelve month period being herein a “Tax Year”) exceed the amount of the Real Estate Taxes, as finally determined, for the Base Tax Year, as prescribed in the foregoing Lease Declarations, then Tenant agrees to pay Landlord the Tenant’s Percentage, as prescribed in the foregoing Lease Declarations, of the difference between such amounts (the “Tax Escalation Payment”) within thirty (30) days after demand made therefor as additional rent. Notwithstanding anything to the contrary contained herein, Tenant shall not owe any amount for Real Estate Taxes incurred until the period starting on the date which is twelve (12) months after the Rent Commencement Date. Tenant’s Tax Escalation Payment shall be prorated for any Tax Year during the Term that does not consist of twelve (12) full calendar months. Notwithstanding anything to the contrary contained herein, Tenant agrees to pay Landlord Tenant’s Percentage of the total amount of any business or building improvement district charges, and Local Law 97 charges assessed on the Real Property (as such term is hereinafter defined) in each year (or portion thereof) during the Term of this Lease within thirty (30) days after demand is made therefor as additional rent. Notwithstanding the foregoing. in no event shall Tenant’s Percentage of Local Law 97 charges exceed $42,210.00 per annum prior to December 31, 2029 and thereafter will not exceed $84,420.00 per annum. Landlord shall have the right, but not the obligation, to bill Tenant in one or more installments for the amounts payable under this Article. Tenant’s obligation to pay additional rent under this Article shall survive the termination of this Lease and Tenant shall pay all amounts payable under this Article notwithstanding the fact that an invoice is sent after the Expiration Date or sooner termination of the Term hereof.
“Real Estate Taxes” shall mean, for the purposes of this Lease, all taxes, assessments and impositions (general or special, foreseen or unforeseen, ordinary or extraordinary) levied, assessed or imposed (including, but not limited to, real property taxes) by federal, state or local governments and their political subdivisions upon all or part of the improvements and land of which the Demised Premises forms a part, including the Building, and any sidewalks, curbs, plazas, air rights and the like appurtenant to them (the land, improvements and appurtenances collectively being the “Real Property”), but shall exclude any transfer, income, inheritance, gift, franchise, profit, estate, transfer, or capital taxes and any tax that does not relate to the Real Property. In computing Real Estate Taxes, if any special assessment (i.e., an assessment not part of normal recurring taxes) may be divided and paid in annual installments, then, for the purposes of the definition of Real Estate Taxes, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and (ii) there shall be deemed included in Real Estate Taxes the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If, for any reason whatsoever, a new tax, charge or assessment of any type, including, without limitation, a real estate tax, franchise, income, school, capital, or use and occupancy tax, shall be assessed, confirmed, imposed or levied against Landlord and/or all or any part of the Real Property in addition to, or in substitution in whole or in part for, any tax which would constitute “Real Estate Taxes”, then such tax or imposition shall be deemed to be included within the term “Real Estate Taxes”. If Landlord incurs any costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) in its efforts to reduce or minimize the Real Estate Taxes and/or the assessed valuation of the Real Property, any and all such commercially reasonable costs and expenses shall be added to, and made a part of Real Estate Taxes for the Tax Year in which they were incurred to the extent of any savings in Real Estate Taxes actually realized from any such efforts, and, to the extent that Landlord receives a refund of any Real Estate Taxes in connection with any such efforts that relates to Real Estate Taxes paid by Tenant under this Lease, Landlord shall promptly pay to Tenant Tenant's Percentage of the refund. If the Real Estate Taxes for any Tax Year during the Term hereof, including the Base Tax Year, shall be adjusted, corrected or reduced, then all of the Tax Escalation Payments payable hereunder shall be recalculated using the revised Real Estate Taxes and Landlord shall credit or refund to Tenant any excess amount paid by Tenant and Tenant shall pay Landlord any amounts due hereunder within thirty (30) days following demand. Tenant shall have no right to institute or participate in any real estate tax proceedings relating in whole or in part to the Real Property, it being understood that the commencement, maintenance, settlement or conduct thereof shall be in the sole discretion of Landlord. Tenant shall be directly liable for all taxes on or against property, trade fixtures or equipment placed by Tenant in or about the Demised Premises, and all taxes on Tenant’s right to occupy the Demised Premises including but not limited to any commercial rent tax or similar charges. If any such taxes are levied against Landlord or Landlord’s property, and if Landlord pays same, or if the assessed valuation of Landlord’s property is increased by the inclusion therein of a value placed upon such property, and if the Landlord pays the taxes based on such increased assessment, Tenant, upon demand, shall repay to Landlord the taxes so paid by Landlord or the portion of such taxes resulting from such increase in assessment.
Electricity: 5. Tenant shall pay for all electric current consumed in the Demised Premises in accordance with Article 44. Tenant agrees that at all times its use of electric current shall not exceed the capacity of the Building’s existing feeders, risers or wiring installation, and Tenant may not use any equipment which, in Landlord’s reasonable opinion, will overload such feeders, risers or installations or interfere with the businesses of other tenants or occupants of the Building. Landlord shall not be liable or responsible to Tenant for any loss, damages or expenses that Tenant may sustain as a result of any change in the character of electric service provided to the Demised Premises.
Utilities & Other Services: 6. Unless expressly provided elsewhere in this Lease to the contrary, Tenant shall pay for any and all utility services furnished to and/or consumed in the Demised Premises at any time during the Term. As used herein, “utility services” shall include, but not be limited to, energy charges, any internet access fees, cable company services, and local and long distance wired and wireless telephone charges for voice and/or data. Such obligation shall expressly survive the expiration or termination of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability of Landlord for Tenant’s failure to timely pay for utility services furnished to and/or consumed in the Demised Premises during the Term. Tenant shall pay for cleaning services, trash collection and air-conditioning as provided in the rider attached hereto. As of the date of this Lease, the telecommunications providers for the Building are Verizon FiOS, Spectrum, Pilot, and Rainbow.
Building Services: 7. Landlord shall: (a) provide passenger elevator service twenty-four hours a day, seven days a week; (b) provide freight elevator service only on regular business days between the hours of 8 a.m. and 4 p.m., which is subject to Landlord’s Building-standard hourly rate, provided however, during Tenant’s initial move-in to the Demised Premises, Tenant shall be permitted to utilize the freight elevator at the times reasonably designated by Landlord, at no cost to Tenant; (c) furnish heat, between the calendar months of November 1st and April 15th on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and other services which Landlord has expressly agreed to supply, if any, to the Demised Premises, when and as required by law; and (d) clean the public halls and public portions of the Building which are used in common by the Building’s tenants. All elevator call buttons on the floors of the Demised Premises shall be in compliance with the ADA (as hereafter defined). Landlord reserves the right to stop the aforesaid services when necessary, by reason of accident or emergency or for repairs, alterations, replacements or improvements. Tenant hereby acknowledges and agrees that any skylights in the Demised Premises, if any, may cause the Demised Premises to be warmer in the summer and cooler in the winter than a typical office in the Building without skylights and that Landlord has not made any representations that the heating system and air-conditioning system in the Demised Premises will be adequate for heating and cooling purposes for the Demised Premises.
Tenant hereby waives all rights and benefits that may be afforded to Tenant (or to any occupant of the Demised Premises claiming by, through or under Tenant) under Chapter 9 to Title 22 of the New York City Administrative Code, to the fullest extent such rights and benefits may be waived under applicable Legal Requirements and as permitted by a court of competent jurisdiction. In the event all or any portion of such waiver is determined to be invalid (pursuant to Legal Requirements, by a court or competent jurisdiction or otherwise), such determination shall not be or be deemed to affect or modify any other portions of this Lease in any manner.
As Is: 8. Tenant acknowledges that Landlord has afforded Tenant the opportunity for a full and complete investigation, examination and inspection of the Demised Premises and the Building and Tenant has examined and has made a complete inspection of the same and is familiar with the physical condition thereof and agrees to accept the Demised Premises and the Building in “as is” condition subject to Landlord’s completion of the Landlord’s Work (as hereinafter defined). Landlord has not made and does not make any representation as to the physical condition or any other matter affecting or relating to the Demised Premises and the Building, except as specifically set forth in this Lease and Tenant specifically acknowledges that no such representation has been made. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. If one or more governmental licenses or permits shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises, Tenant shall be responsible for, and shall procure and maintain, such license or permit. Tenant shall have access to the Demised Premises, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, subject to this Lease.

Failure to Give Possession: 9. Except as set forth herein, if Landlord is unable to deliver possession of all or part of the Demised Premises to Tenant on the Commencement Date hereof because of any reason whatsoever, including, without limitation, construction or work in the Building or in all or part of the Demised Premises, then Landlord shall not, in any such event, be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the Term of this Lease. Landlord agrees that if the Commencement Date does not occur on or before the date which is six (6) months after the date this lease is fully executed, and such delay is not caused by Tenant Delays and subject to Force Majeure Events (the “Outside Commencement Date”), then Tenant shall be entitled to one-half (1/2) day’s free Base Rent for each day elapsing between the Outside Commencement Date and the earlier of (a) the Commencement Date and the Second Outside Commencement Date (as hereafter defined), and if the Commencement Date does not occur on or before the date which is seven (7) months after the date this lease is fully executed and such delay is not caused by Tenant Delays and subject to Force Majeure Events (the “Second Outside Commencement Date”), then Tenant shall be entitled to one (1) day’s free Base Rent for each day elapsing between the Outside Commencement Date and the Commencement Date (any such credit to be applied immediately following the Rent Commencement Date). In no event shall Tenant’s failure to accept possession of the Demised Premises upon the Commencement Date entitle Tenant to the foregoing remedies. Notwithstanding anything contained in this Lease to the contrary, such rent credits shall be Tenant’s sole and exclusive remedies in connection with the failure to give possession. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of §223-a of the New York Real Property Law.
Alterations: 10. Tenant shall make no alterations, installations, improvements, additions or other changes (“Tenant Changes”) in or to the Demised Premises of any nature without Landlord’s prior written consent, except for Cosmetic Changes (as hereinafter defined). Landlord’s prior written consent shall not be unreasonably withheld or delayed if Tenant wants to perform non-structural interior Tenant Changes which do not require permit(s) from any governmental authority and do not affect the quality or structure of the Demised Premises’ floor slab or ceiling and do not affect any system serving the Demised Premises and/or the Building, provided Tenant complies with all of the conditions, provisions and covenants of this Lease. In no event, however, shall Tenant install or permit the installation of any art in the Demised Premises that an artist could prevent the removal of pursuant to a governmental or court law, code, rule, regulation or order.
Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be required to consent to any Tenant Changes that would adversely affect the structure of the Building, the exterior thereof, any part of the Building outside of the Demised Premises or the mechanical, electrical, heating, ventilation, air-conditioning, sanitary, plumbing or other service systems and facilities of the Building. Tenant shall, at its sole cost and expense, before making any Tenant Changes: (a) obtain and promptly deliver to Landlord a copy of all permits, approvals and certificates required by any governmental or quasi-governmental bodies (and upon completion, certificates of final approval thereof) and (b) submit to Landlord, for Landlord’s prior written approval, plans, drawings and specifications of all Tenant Changes (other than Cosmetic Changes), Tenant wants to perform in the Demised Premises. Tenant shall make all revisions to its plans, drawings and specifications reasonably requested by Landlord and shall provide Landlord with all Landlord requested details. Tenant shall, upon thirty (30) days’ written demand, reimburse Landlord for all reasonable out-of-pocket fees, expenses and other charges incurred by Landlord and/or its agent in connection with the approval of the plans, drawings and specifications (including fees paid to other parties for their review, opinion and comments).
Notwithstanding anything contained in this Lease to the contrary, except for Tenant’s Work (as hereinafter defined), Landlord’s consent shall not be required for any interior, non-structural, purely decorative, or cosmetic Tenant Changes (other than painting the Demised Premises black), that do not affect the Building systems or equipment, do not require a permit, and which cost less than $200,000.00 in any twelve (12) consecutive month period during the Term (“Cosmetic Changes”).
Immediately following approval by Landlord, Tenant shall file the approved plans and drawings with the appropriate governmental and quasi-governmental authorities having jurisdiction. If requested by Landlord, Tenant shall use an expeditor designated or approved in advance by Landlord to assist with the filings. Notwithstanding the foregoing or anything to the contrary contained herein, no consent or approval issued by Landlord shall constitute an express or implied representation by Landlord that the Building or the Demised Premises (with or without any Tenant Change) will be suitable, feasible or lawful for any general or specific use, purpose or requirement of Tenant. Landlord shall reasonably cooperate with Tenant’s efforts (at no out-of-pocket cost to Landlord), to obtain all necessary approvals including, without limitation, executing any construction application or filing that requires the signature of the property “Owner” or “Landlord”. Tenant shall, at its sole cost and expense, in making any Tenant Change, comply with all Legal Requirements (hereinafter defined), including, without limitation, all requirements of Local Law No. 5 of 1973 of the City of New York and The Americans With Disabilities Act of 1990 (the “ADA”), as amended to date. All materials and equipment used in connection with Tenant Changes shall be new and first quality and no materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. If any Tenant Change is to be made to the fire safety system, Tenant shall use only a contractor (or, if necessary, contractors) reasonably approved by Landlord and upon the completion of such work, Tenant shall deliver to Landlord a letter issued by the Building’s fire safety system vendor/service provider indicating that all fire safety system devices located on the Demised Premises’ floor are functioning properly and a schedule indicating the dates for the pre-testing and final testing of the fire safety system (and which final testing must be within six (6) months of the date the plans for the Tenant Change were filed with the New York City Department of Buildings). Tenant agrees to carry, and will cause its contractors and sub-contractors to carry, such worker compensation, general liability, personal and property damage insurance as Landlord may reasonably require in form, amount, carriers and coverages reasonably satisfactory to Landlord (including, but not limited to, adequate Builder’s Risk coverage and with no exclusion applicable to New York Labor Law Section 240 or 241). Such insurance shall be in addition to and not in lieu of any other insurance required under this Lease. Tenant shall not, at any time, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Tenant Changes or otherwise, if, in Landlord’s reasonable discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of all or part of the Building. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to promptly cease any such activities.
Nothing in this Lease is intended to constitute a consent by Landlord to the subjection of Landlord’s or Tenant’s interest in the Building, the Demised Premises and/or the Real Property to any lien or claim by any person that performs and/or supplies any work, labor, material, service or equipment to Tenant and/or the Demised Premises. Landlord hereby notifies all such persons of such intent and each such person agrees, to the extent permitted by law, that by performing any work for or supplying any materials to Tenant it accepts that Landlord has not granted such consent and that such person shall not have a right to file any lien or claim against any interest of Landlord in the Demised Premises, the Building and/or the Real Property. If any mechanic’s lien is filed against the Demised Premises, the Building and/or the Real Property for work claimed to have been done for, or materials furnished to, Tenant or any other Tenant Party, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after Tenant first receives notice of same (whether notice is provided by Landlord or from some other source), at Tenant’s sole cost and expense, by payment or filing a bond as permitted by law.
All fixtures, Tenant Changes (such as, but not limited to, offices, conference rooms, server rooms or kitchens) and all paneling, partitions, interior walls, railings and like installations, installed in the Demised Premises at any time during the Term, by or on behalf of Tenant or any other Tenant Party, shall be removed from the Demised Premises by Tenant prior to the Expiration Date, at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove any Tenant Changes installed by Tenant unless the same (x) are “Specialty Alterations” (as hereinafter defined); and (y) Landlord informs Tenant that Tenant must remove same at the time Landlord approves said Tenant Changes. Nothing in this article shall be construed to give Landlord title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but in no event shall Tenant remove any fixtures and equipment which are part of the operation of the Demised Premises and/or the Building. Upon removal of Tenant’s trade fixtures, moveable office furniture, equipment, improvements, all paneling, partitions and railings from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall promptly, and at its sole cost and expense, repair and restore the Demised Premises to the condition existing prior to any such installations upon removal of same from the Demised Premises, or upon removal of other installations as may be required by Landlord, Tenant shall promptly, and at its sole cost and expense, repair and restore the Demised Premises to the condition existing prior to any such installations, and repair any damage to the Demised Premises or the Building due to such removal (collectively, “Tenant’s End of Term Work”). If Tenant fails to perform and complete Tenant’s End of Term Work, Landlord shall perform such work at Tenant’s sole cost and expense and, without limiting Tenant’s obligation to pay for any deficiency, Landlord shall have the right to deduct the cost thereof from the Security Deposit. All property required to be removed by Tenant at the end of the Term which remains in the Demised Premises after Tenant surrenders possession of the Demised Premises to Landlord shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or removed from the Demised Premises by Landlord, at Tenant’s sole cost and expense. Tenant’s obligations under this Article shall expressly survive the Expiration Date or sooner termination of this Lease. As used herein, “Specialty Alterations” shall mean any Tenant Changes which are not standard office installations such as additional kitchens, additional bathrooms, raised floors, computer room installations, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, and conveyors, dumbwaiter.
Tenant shall not be permitted to occupy or conduct business from the Demised Premises unless and until Tenant has received all required governmental permits and sign-offs related to business activities.
Repairs: 11. Subject to Landlord’s rights in Article 18 of this Lease, Landlord shall maintain, repair, and replace the exterior of and the lobby, elevators and other public portions of the Building and all structural portions of the Building (including the structural portions of the Demised Premises), unless the need for any structural repairs in the Building or the Demised Premises are caused by or on behalf of Tenant, its agents, employees, servants, invitees or contractors. The term “structural” shall be defined as the roof, exterior walls, interior load-bearing walls and foundation. Tenant shall, at its sole cost and expense, take good care of, maintain, clean, replace and repair the non-structural portions of the Demised Premises (including all bathrooms and lavatory facilities located within the Demised Premises), the windows and window frames, entrance door(s) and the fixtures and appurtenances and Tenant Changes therein, and promptly make all non-structural repairs thereto, in each case, whether ordinary or extraordinary or, foreseen or unforeseen. Tenant shall make, at its sole cost and expense, all non-structural repairs to the Building caused by, or resulting from, moving any of its property and/or caused by the carelessness, omission (where there is a duty to act), neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this Lease. If any structural repairs are necessary to the Building as a result of Tenant’s specific manner of use of the Demised Premises (and not mere office use) or as a result of moving its property or as a result of the carelessness, omission (where there is a duty to act), neglect or improper conduct of Tenant or any other Tenant Party, Tenant shall immediately notify Landlord of the need for such repairs and Landlord shall make such structural repairs at Tenant’s sole cost and expense. Except as described in the preceding sentence, if any structural repairs are necessary for any reason in the Demised Premises, Tenant shall immediately notify Landlord of the need for such repairs and Landlord shall make such structural repairs at its sole cost and expense. In no event shall Landlord have any obligation to perform any work hereunder at overtime or premium rates. Tenant shall pay Landlord for the cost and expense of such structural repairs within thirty (30) days following demand therefor as additional rent hereunder. All maintenance, repairs and replacements to be made to the fire safety system serving the Demised Premises by Tenant shall be made only by contractors reasonably approved in advance by Landlord. All parties employed by Tenant to clean, maintain and/or repair the Demised Premises shall be reasonably approved in advance by Landlord. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall replace, at Tenant’s sole cost and expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Demised Premises. If Tenant does not obtain and maintain insurance on all plate and other glass in the Demised Premises, Landlord may insure, and keep insured, at Tenant’s sole cost and expense, all plate and other glass in the Demised Premises for and in the name of Landlord and, in such event, Tenant shall pay Landlord, as additional rent, for the costs of the premium for said insurance within ten (10) days following demand made therefor. All repairs made by Tenant or on behalf of Tenant shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days’ notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the commercially reasonable expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any required repairs in any plumbing, heating system or electrical lines located in the Demised Premises and exclusively serving the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence at the sole cost and expense of Tenant (provided that Tenant may elect to have such repair made by Tenant’s chosen vendor, in which case Tenant need not provide notice to Landlord of the required repair). There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set-off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for actual damages for breach of contract. Notwithstanding anything contained herein to the contrary, Landlord shall repair any damage in the Demised Premises caused by gross negligence or willful misconduct of Landlord or its employees or agents. Landlord shall perform any repair required pursuant to this Paragraph 11 promptly and in a good workman-like manner and shall use reasonable efforts to minimize the extent to which the performance of any such repair shall interfere with the conduct of Tenant's business in the Demised Premises; provided, however, that Landlord shall have no obligation to use overtime labor in order to minimize such interference. Tenant shall cooperate with Landlord to minimize interference with Tenant's business.
Landlord’s Access to Demised Premises: 12. Landlord and other authorized Landlord Parties (as hereinafter defined) shall each have the right to enter the Demised Premises, at all times in the event of an emergency and otherwise at reasonable times upon not less than two (2) business days’ prior notice (via email), to examine the same, and, if applicable, to enter, use, exit and/or perform necessary work within the mechanical closets within the Demised Premises, and/or to make such repairs or alterations as Landlord may deem necessary or reasonably desirable for the Building, the Demised Premises, or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building (and Landlord may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed). Tenant further acknowledges that Landlord’s access for such activities under this Article may periodically disturb Tenant’s use and operation of the Demised Premises, due to construction-related activities including, but not limited to, noise, dust, vibration, and occasional presence of construction workers within the Demised Premises. Additionally, Tenant agrees to surrender to Landlord, at no diminution or offset of its rental obligations and otherwise without liability to Landlord, a de minimis amount of available space within the Demised Premises for Landlord and/or authorized Landlord Parties to place conduit, pipes or other mechanical connections reasonably required for construction of improvements for the Building or tenants within the Building. Landlord and authorized Landlord Parties shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without liability to Landlord, and the rent payable hereunder shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall use commercially reasonable efforts to minimize the disturbance during any such access or performance any such work but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant agrees to pay the cost to perform the same on an overtime or premium pay basis. Tenant shall permit Landlord and authorized Landlord Parties to use, maintain and replace pipes and conduits in and through the Demised Premises, and to erect new pipes and conduits therein, provided they are concealed within the then existing walls, floor, or ceiling. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or authorized Landlord Parties may enter the same whenever such entry may be necessary or permissible by master key or forcibly, at Landlord’s sole cost and expense, provided reasonable care is exercised to safeguard Tenant’s property; although such entry shall be without liability to Landlord, except to the extent caused by Owner's gross negligence or willful misconduct. Tenant acknowledges and agrees that it and its employees, guests, invitees, and agents shall not, at any time, for any reason whatsoever, use, access, enter or have any rights in or to the roof or roof top area of the Building, except that Tenant and its employees shall be permitted to use the roof deck amenity space pursuant to Building Rules and Regulations. Tenant’s failure to abide by the terms of the foregoing sentence shall be deemed a material default of the Lease. Landlord and authorized Landlord Parties shall also have the right to enter the Demised Premises for the purpose of exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord’s or ground lessors, if any, interest in the Real Property, its agents or designees. During the last six (6) months of the Term or at any time during any holdover, Landlord and authorized Landlord Parties may enter the Demised Premises at reasonable times after reasonable notice for the purpose of showing the same to prospective tenants and if Tenant is not present to open and permit an entry into the Demised Premises for such purpose, Landlord and Landlord’s agents may enter same by master key or forcibly, at Tenant’s sole cost and expense. For the purposes of this Lease, “Landlord Party” means any of Landlord, any Affiliate of Landlord, Landlord’s then managing and leasing agents for the Building, each mortgagee and underlying or ground lessor and other Insured Parties (as hereinafter defined), and each of their respective direct and indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, agents and representatives.
Compliance with Laws, Building Insurance, Floor Loads: 13. The term “Legal Requirements” means all laws, statutes, ordinances, codes, orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or any official thereof, or of any other governmental public or quasi-public authority, or of any insurance companies providing coverage for all or part of the Building, or of any utility company providing service to all or part of the Building, in any case, whether now or hereafter in force, which are applicable to all or part of the Real Property and all requirements, obligations and conditions of all instruments of record as of the date hereof. Tenant shall, immediately following receipt of the same, deliver to Landlord a copy of any and all notices Tenant receives of any Legal Requirement violation pertaining to Tenant, the Demised Premises, the Building and/or the Real Property. Except as otherwise set forth herein, Landlord, at Landlord's cost and expense, shall comply with all Legal Requirements which affect the Demised Premises and the Building, other than those which Tenant is obligated to comply with in accordance with the provisions of this Lease. Landlord represents and warrants that as of the Commencement Date, the Demised Premises, and Landlord’s Work shall be in accordance with applicable Legal Requirements and the Demised Premises shall be in compliance with applicable Legal Requirements as of the Commencement Date.
At all times that Tenant is in possession of the Demised Premises, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future Legal Requirements, including, without limitation, the rules and regulations of the Landmarks Preservation Commission or a historic preservation district, if applicable. Tenant shall have no obligation to comply with any Legal Requirements requiring alterations to the Demised Premises or Building unless the applicability of such Legal Requirements arise from (i) Tenant’s specific manner of use of the Premises, or (ii) Tenant Changes made by Tenant; (iii) or otherwise due to Tenant’s acts or omissions in violation of this Lease. If Tenant has, by its specific manner of use of the Demised Premises (and not merely office use) or method of operation therein, violated any Legal Requirements and structural repairs and/or alterations are necessary to cure such violations, then, and, in such event, Landlord may make such structural repairs and alterations and Tenant shall reimburse Landlord for the cost of such work within thirty (30) days following demand therefor as additional rent. For the purposes hereof, the cost of any alteration or improvement shall include, but not be limited to, the cost of labor and materials and the cost to prepare and file plans for such alteration and improvements. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment (no commercial safes shall be permitted in the Demised Premises). Such installations shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.
For purposes of this Lease, “hazardous materials” means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6987; or any other similar laws (collectively, “hazardous materials laws”). Supplementing the foregoing parts of this Article, Tenant will not cause or permit the storage, use, generation, or disposition of any “hazardous materials” in, on, or about the Demised Premises or the Building. Further Tenant will not use or permit the Demised Premises to be used or operated in a manner that may cause all or part of the Real Property to be contaminated by any hazardous materials. Tenant shall be solely responsible for and will defend, indemnify and hold Landlord and the other Landlord Parties harmless from and against all claims, costs and liabilities, including, but not limited to, attorneys’ fees and costs, arising out of or in connection with Tenant’s breach of its obligations in this Article, including, but not limited to, the removal, cleanup, and restoration work and materials necessary to return the Demised Premises and any other property of whatever nature located within the Real Property to their condition existing prior to the appearance of Tenant’s hazardous materials. Such indemnity and all obligations under this Article shall expressly survive the Expiration Date. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened with respect to any hazardous materials affecting the Demised Premises or Real Property; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials in or about the Demised

Premises. Without Landlord’s prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Demised Premises, the Building or the Real Property. Tenant’s obligations under this Article shall expressly survive the Expiration Date.
Tenant shall not do or permit any act or thing to be done in or to the Demised Premises or the Building which is contrary to Legal Requirements, or which will invalidate or be in conflict with the commercial general liability, fire or any other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use or permit the use of the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing, the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged as a direct result of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “makeup” or rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.
Anything in this Lease to the contrary notwithstanding, if the Insurance Services Office, Inc. or any other body exercising the same or similar functions and having jurisdiction of all or any part of the Real Property, or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or require any changes, modifications or alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of (i) Tenant’s specific manner of use of the Demised Premises (and not merely office use), or (ii) the location of partitions, trade fixtures, or other contents of the Demised Premises; (iii) or otherwise due to Tenant’s acts or omissions in violation of this Lease, Landlord or Landlord’s authorized Landlord Party shall, at Tenant’s sole cost and expense, promptly make such sprinkler system installations, changes, modifications and alterations and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. All other sprinkler system installations, changes, modifications and alterations shall be performed by Landlord at its sole cost and expense. Tenant shall pay to Landlord, as additional rent hereunder, for Landlord’s expenses within ten (10) days following demand made therefor and Tenant shall pay Landlord Tenant’s proportionate share of the contract price for any sprinkler supervisory service provided to the Demised Premises.
Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the internal substantive laws of the State of New York for contracts performed entirely within said State. Tenant hereby agrees to be subject to in personam jurisdiction in any court of appropriate subject matter jurisdiction located in the City, County and State of New York or located in Brooklyn, Kings County, New York for any action brought by Landlord against the Tenant arising out of, or relating to this Lease.
Signs: 14. Tenant shall obtain Landlord’s prior written consent for all signs, advertisements, notices or other lettering that Tenant wants to exhibit, inscribe, paint or affix on any part of the outside of the Demised Premises, or in the common areas or the outside of the Building, including, without limitation, on the entrance door to the Demised Premises and/or in the common hallway adjacent to the Demised Premises, or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises. No awnings or other projections shall be attached to the Building’s outside walls. Landlord may remove any such signs, advertisements, notices, lettering, awning and projections which it did not consent to in advance and Tenant shall pay Landlord upon demand for all costs and expenses incurred by such removal as additional rent hereunder. Notwithstanding the foregoing, except for any such sign items that may be visible from the exterior of the Building, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed.
Garbage: 15. Tenant shall remove all refuse and rubbish from the Demised Premises and shall deposit the same in the receptacles and in the locations designated and in the manner reasonably prescribed by Landlord. Tenant shall, at its sole cost and expense, comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law and as requested by Landlord. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Tenant shall also comply with all Legal Requirements regarding the collection and recycling of industrial/office equipment, including without limitation, computers, printers and monitors and Tenant shall cause any such industrial/office equipment to be removed, at Tenant’s sole cost and expense, by a contractor reasonably acceptable to Landlord. Tenant shall remove, or cause to be removed, at its sole cost and expense, by a contractor reasonably acceptable to Landlord, at Landlord’s sole discretion, such other items as Landlord may expressly designate. Landlord may, at its option, refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by Legal Requirements or (b) which consists of items which are not ordinary, typical and usual for typical office tenants in the Building or if ordinary, typical and usual, if such items are in such quantities and amounts as are not ordinary, typical and usual for typical office tenants in the Building who occupy the similar rentable square footage as Tenant, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably acceptable to Landlord. If so required, Tenant shall immediately thereafter arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord, any other Landlord Party, Tenant or any other Tenant Party by reason of Tenant’s failure to comply with the provisions of this Article, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord and the other Landlord Parties harmless (including reasonable legal fees and disbursements) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord. If the Demised Premises be or become infested with vermin, Tenant shall, at its sole cost and expense, cause the same to be exterminated.
Additional Covenants: 16. Tenant covenants and agrees for itself and all other Tenant Parties (it being agreed that all reference to Tenant in this Article, shall be deemed to include any and all Tenant Parties, unless the context requires otherwise) that:
1.Tenant shall not obstruct or encumber the Building’s common areas, including, without limitation, the sidewalks, entrances, driveways, passages, courtyards, elevators, vestibules, stairways, corridors or halls, nor use them for any purpose other than going to and from the Demised Premises. All deliveries shall be made in a prompt and efficient manner using elevators and passageways designated for such type of delivery by Landlord and hand trucks equipped with rubber tires and sideguards.
2.Tenant shall not use or permit the use of any of the Building’s common areas for commercial photography or videography purposes, unless previously approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed.
3.Tenant shall not use the bathrooms, sinks, toilets and plumbing fixtures for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids, liquids, chemicals or other substances shall be poured or deposited therein. If any Tenant Party violates the foregoing, Tenant shall pay Landlord for all resulting repairs as additional rent hereunder and such obligation shall survive the Expiration Date.
4.Tenant shall not hang, shake, sweep or throw anything out of any Building window, nor sweep or throw, or permit to be swept or thrown, from the Demised Premises, any dirt or other substances into any of the Building’s common areas, elevators, stairwells or halls.
5. Tenant shall not disturb or interfere in any way with other Building tenants or those having business in the Building. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the Demised Premises, nor permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants or occupants of the Building by reason of noise, odors, and or vibrations. Further, Tenant shall not permit the emission from the Demised Premises of any objectionable noise or odor. Tenant shall not install or use any equipment that could have, in Landlord’s reasonable judgment, an adverse effect on the Demised Premises, the Building and/or the comfort or convenience of other tenants or occupants of the Building. Tenant shall not injure, overload, deface, commit waste, nuisance or otherwise harm the Demised Premises or any part thereof.
6. No vehicles, animals, fish or birds may be kept in or about the Building, except for (a) domesticated dogs, which must be kept on a leash in the common areas of the Building at all times and shall not be allowed on any Building roof deck areas, and (b) domesticated cats which must be kept in carriers in the common areas of the Building at all times. Tenant covenants and agrees that there shall be no smoking in or on any portion of the Building or the sidewalks adjacent thereto.
7.Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and only during hours, and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight which it deems a security risk or a violation of any of the terms of this Lease.
8.Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same. Tenant shall not have barbering or boot-blacking services provided in the Demised Premises.
9.Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant or the Building and shall have no liability for failure to provide the same or for inadequacy of any measures provided. Tenant shall, at its sole cost and expense, provide all safety and security devices, services and/or programs in and at the Demised Premises. Landlord shall have the right to maintain any reasonable security system it deems necessary in the Building, including, without limitation, a system requiring Building passes, metal detectors and identification checks. Tenant shall not have a claim against Landlord by reason of Landlord excluding from the Building any person who does not pass Landlord’s reasonable security requirements. Landlord may prevent access to the Building at all times, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., provided that Tenant is provided with a means of accessing the Demised Premises before and after said hours, such as, by way of example only, a key to the front door of the Building.
10. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion, impairs or tends to impair the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.
Rules and Regulations: 17. Without limiting any other provisions of this Lease, Tenant and all other Tenant Parties shall observe faithfully, and comply strictly with such reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt. Notice of any rules or regulations shall be given in such manner as Landlord may elect. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord agrees that Landlord shall enforce the rules and regulations in a nondiscriminatory manner. In the event of any inconsistency between the provisions of this lease and the rules and regulations, the provisions of this lease shall govern.
Building Alterations: 18. Tenant acknowledges that from time to time, throughout the Term of this Lease, Landlord may perform or have performed work in and about the Building and such work may result in noise and disruption to Tenant’s business. Landlord shall have the right, at any time, without Landlord incurring liability to Tenant therefor, to change (i) the arrangement, number and/or location of the Building’s entrances, hallways, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts, (ii) the Building’s facade and exterior and/or (iii) the name, number and/or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord performing or causing to be performed any work in the Building and/or making any of the aforesaid changes and/or arising from another tenant or occupant making any repairs in the Building. If an elevator shaftway or vault is located in whole or in part within the Demised Premises, Tenant expressly acknowledges to Landlord that it understands that said elevator shaftway and any elevator therein and such vault are not included within and are not a part of the Demised Premises. Tenant hereby acknowledges and agrees that Landlord may at any time and from time to time seal up any elevator shaftway and vault in the Building, including, without limitation, any elevator shaftway and/or vault located within all or part of the Demised Premises and Landlord reserves the right to remove the elevator from said shaftway and deck over any shaftway at any time at its sole option.
Excavation Shoring: 19. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building’s walls from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.
Property Loss, Indemnity, Tenant’s Insurance: 20. Neither Landlord or any other Landlord Party shall be liable for any loss of, theft of, damage to or destruction of any of Tenant’s or any other Tenant Party’s goods, merchandise, fixtures, furniture or other property of whatsoever nature, caused by fire, theft, carelessness or any other cause whatsoever, including, without limitation, the negligence of any such parties, and Tenant hereby releases and waives any right of recovery against Landlord and the other Landlord Parties for any such loss, except to the extent that the same results from the negligence or willful misconduct of Landlord. Tenant shall procure a waiver of subrogation on the part of the insurer against such parties by an endorsement to all insurance policies whereby the insurer recognizes the provisions of this Article. The foregoing waiver shall be in force only if the insurance policies contain a clause providing that such a waiver shall not invalidate the insurance. Landlord and the other Landlord Parties shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection with any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily or permanently closed, or bricked up for any reason whatsoever, Landlord shall not have liability to Tenant for any damage Tenant or any Tenant Party may sustain thereby; however, Landlord shall not have the right to permanently close or brick up any of the Demised Premises’ windows except where and when required by law.
Except to the extent arising from the negligence or willful misconduct of Landlord its employees, agents or contractors, Tenant hereby indemnifies and saves harmless Landlord and the other Landlord Parties from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to, reasonable counsel fees and disbursements, penalties and fines, incurred in connection with or arising from (i) any default by Tenant or any Tenant Party in the observance or performance of any of the provisions, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant, any other Tenant Party or any other person claiming by, through or under Tenant, or (iii) any acts, omissions, or negligence of Tenant any other Tenant Party, or any other person by, claiming through or under Tenant, in or about the Demised Premises. If any action or proceeding shall be brought against Landlord or any other Landlord Party based upon any such claim, Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended, at Tenant’s sole cost and expense, by counsel acting for Tenant’s insurance carriers in connection with such defense (unless there is a conflict of interest) or by other counsel reasonably satisfactory to Landlord. This indemnity shall not require any payment or binding by Landlord or any other Landlord Party as a condition precedent to recovery. If, on account of the failure of Tenant to comply with the provisions of this Article, Landlord or any other Landlord Party is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord or other applicable Landlord Party shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss or damage.
Commencing on the date Tenant is given possession of the Demised Premises and thereafter, so long as Tenant is leasing space under this Lease or in occupancy of any part of the Demised Premises, Tenant shall provide and maintain commercial general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well-rated insurance companies authorized to do and doing business in the State of New York, and having a “Best” rating of A/IX or better, and shall have a limit of not less than $1,000,000 per occurrence for bodily or personal injury (including death), $2,000,000 for more than one occurrence and $500,000 for loss and damage to property. Tenant shall obtain and maintain “All Risk” insurance having extended coverage for fire and other casualties for its personal property, fixtures, equipment, Tenant Changes and other betterments and improvements for the full replacement value thereof (collectively, “Tenant’s Insurable Property”). Additionally, if Tenant shall deal or possess any fine art in the Demised Premises, Tenant shall obtain and maintain Valuable Articles/Fine Arts Insurance for all valuable items, including, but not limited to, paintings, etchings, pictures, tapestries, art glass, statues, antiques, rare books or manuscripts, porcelains, rare glass, silverware and collectibles. Said coverage must include standard Valuable Articles/Fine Arts coverage including breakage, diminished value, pair/set clause, transit and off-premises. If at any time during the Term of this Lease it appears, in Landlord’s reasonable judgment, that commercial general liability or property damage limits in New York City for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord, the other Landlord Parties and such other persons as Landlord may reasonably designate in a notice to Tenant from time to time (collectively, the “Insured Parties”), shall be named as additional insureds in the aforesaid commercial general liability insurance policies, All of Tenant’s insurance required by this Lease shall contain a clause or endorsement prohibiting cancellation or failure to renew without the insurer having provided Tenant with at least the number of days of prior written notice required by applicable state law. Tenant covenants and agrees to send any and all such notices to Landlord within one (1) business day after Tenant’s receipt of each such notice. Tenant shall deliver to Landlord evidence of such insurance policies prior to occupying the Demised Premises. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may pay it (after notice and expiration of period to cure) and the amount thereof shall be repaid to Landlord by Tenant on demand, as additional rent payable hereunder. If at any time during the Term, Tenant fails to maintain insurance coverage as required herein, then Landlord may, in addition to any other rights and remedies available under this Lease, subject to reimbursement as provided herein, upon ten (10) days’ prior notice to Tenant, maintain fire with extended coverage insurance, rental loss/business interruption insurance or any other insurance coverage deemed necessary by Landlord for the Demised Premises. Tenant hereby agrees to reimburse Landlord for the cost of Tenant’s insurance premiums promptly following demand thereof. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.
Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interest. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deemed desirable or adequate.
Destruction, Fire and Other Casualty: 21. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Demised Premises shall be partially damaged by fire or other casualty, subject the terms hereof, the damage shall be repaired by and at the expense of Landlord and the Annual Base Rent and additional rent, until such repairs shall be made, shall abate equitably according to the part of the Demised Premises which is unusable by Tenant or, if by reason thereof, the entire Demised Premises are rendered untenantable, said Annual Base Rental shall totally abate until the Demised Premises are tenantable. After any such casualty, Tenant shall cooperate with Landlord by removing from the Demised Premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property so that Landlord may make repairs. Notwithstanding the foregoing, if the Demised Premises or the Building shall be damaged to such extent that Landlord shall decide to demolish same, or not to rebuild same, then, and in such event, Landlord may terminate this Lease upon notice to Tenant given within ninety (90) days following such event, and upon the date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days following the giving of said notice, this Lease shall terminate and Tenant shall vacate and surrender the Demised Premises to Landlord. Any Annual Base Rent prepaid by Tenant beyond said date shall be promptly refunded to Tenant. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any other Tenant Party then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant’s rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds. If this Lease shall not be terminated as provided above in this Article, Landlord shall, at its expense, proceed with the restoration of the Demised Premises; provided Landlord’s restoration obligations hereunder (a) shall not exceed the scope of Landlord’s initial construction obligations under this Lease, (b) shall be subject to building and zoning laws then in effect and (c) shall in no event include any restoration or repair of Tenant’s Insurable Property, the restoration and repair of which shall be the sole responsibility of Tenant. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance, labor troubles and causes beyond Landlord’s control. If Landlord shall so restore the Demised Premises, Tenant shall repair, restore and redecorate the Demised Premises and reoccupy and reopen the Demised Premises, within thirty (30) days following restoration, in a manner and to substantially the condition existing prior to the event of damage, except to the extent that Landlord is obligated above, and Tenant shall hold in trust the proceeds of all insurance carried by Tenant on its property for the purpose of such repair and restoration. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Tenant’s right to an abatement of rent hereunder shall not be construed to limit or affect Landlord’s right to payment under any rental loss coverage carried by Landlord. Furthermore, Tenant shall have the right to terminate this Lease if, in Landlord’s reasonable estimate (to be provided by Landlord to Tenant within 30 business days after such casualty), it shall take more than (12) months to repair such damages, or if such repairs actually take more than (12) months, or if such casualty occurs during the last twelve (12) months of the Term (and Tenant has not exercised its option to renew), notice of which termination shall be provided to Landlord with at least thirty (30) days advance notice.
Eminent Domain: 22. If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired Term of said Lease. If only a part of the Demised Premises shall be condemned or taken, then, effective as of the date of vesting of title or taking possession, the rent shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken and Tenant’s Percentage shall be amended to reflect the new rentable square footage of the Demised Premises and the new square footage of the Building. If only a part of the Building shall be so condemned or taken, then (a) Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination, or (b) if such condemnation or taking shall be a permanent condemnation or taking of a substantial part of the Demised Premises in Tenant’s reasonable judgment, Tenant may, at Tenant’s option, by delivery of written notice to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title or taking possession, terminate this Lease as of the date of vesting of title or taking possession, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken and Tenant’s Percentage shall be amended to reflect the new rentable square footage of the Demised Premises and the new square footage of the Building and Landlord, at its expense, subject to building codes then in effect and subject to the extent of proceeds actually received by Landlord for such taking, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition (which in no event shall exceed Landlord’s pre-Term construction obligations and which shall not include Tenant’s Work, if any) to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises. If this Lease is terminated by Landlord or Tenant under this Article, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the rent payable hereunder shall be apportioned as of such date. It is expressly understood and agreed that, at Landlord’s option exercised in Landlord’s sole discretion, the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, provided, however that Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms hereof to remove such property, trade fixtures and equipment at the end of the Term, and provided further such claim does not reduce Landlord’s award.
Demolition: 23. At any time after January 1, 2031, Landlord may, upon at least twelve (12) months’ prior written notice to Tenant, terminate this Lease solely for the purpose of (i) demolishing the Building, or (ii) renovating the Building for a conversion to residential use, and, in either case, this Lease shall come to an end on the date in such notice specified with the same force and effect as if such date were the date originally specified for the expiration of the Term of this Lease (the “Termination Right”). In the event Landlord exercises the Termination Right pursuant to this Article 23, Landlord shall pay Tenant, no later than sixty (60) days prior to the Termination Date, an amount equal to the unamortized portion of Tenant’s initial alterations performed after the Commencement Date hereof, amortized over the Term on a straight-line monthly basis, (provided that Tenant provides Landlord with reasonable documentation evidencing such costs).
Assignments & Subleases: 24. A. Tenant expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet or underlet, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld subject to the requirements set forth herein, provided that Tenant is not in default of any of Tenant’s obligations under this Lease beyond any applicable notice or cure period as of the time of Landlord’s consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease. Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this lease and shall be subject to all of the provisions of this Article. If Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall request in writing Landlord’s consent thereto at least thirty (30) days before the proposed effective date thereof, providing the following: (i) the full particulars of the proposed assignment, sublease or transfer, including its nature, effective date, terms and conditions and copies of any offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to the proposed assignment, sublease or transfer; (ii) a description of the identity, net worth and previous business experience of the proposed assignee, subtenant or transferee including, without limitation, copies of the proposed assignee’s, subtenant’s or transferees’ latest income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed assignee, subtenant or transferee; and (iii) any further information and documentation relevant to the proposed assignment, sublease or transfer which Landlord shall request after receipt of Tenant’s request for consent, including, without limitation, a written assumption agreement from the assignee or transferee in a form reasonably acceptable to Landlord. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as tenant, or a waiver or release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Tenant shall pay Landlord, upon thirty (30) days’ written demand therefor, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any assignment, transfer of interest or subletting (whether or not Landlord consents thereto) as additional rent hereunder (not to exceed $2,500 in connection with any individual request). If this Lease is assigned or all or any portion of the Demised Premises is sublet, the obligations of Tenant and any guarantor of this Lease or any guarantor of the obligations of Tenant under this Lease as a primary obligor shall be unaffected and shall remain in full force and effect. No assignment, sublease or transfer of interest shall be effective unless and until (a) the assignee, transferee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord and counsel for Landlord, whereby the assignee, transferee or subtenant shall jointly and severally assume for the benefit of Landlord the obligations and performance of this Lease and agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed, and whereby Tenant (and all guarantors of this Lease or of the Tenant’s obligations hereunder) covenants and agrees to remain liable as a primary obligor for the due performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, including, without limitation Article 1 hereof and (2) any such guarantor executes, acknowledges and delivers to Landlord a recordable agreement, in form and substance satisfactory to Landlord and counsel for Landlord, whereby such guarantor reaffirms its guaranty for the benefit of Landlord. Notwithstanding anything contained in this Lease to the contrary, in the event that it shall be found by a court of competent jurisdiction that Landlord was unreasonable in withholding its consent to the assignment of this Lease or the subletting of all or any portion of the Demised Premises (where Landlord expressly agreed to be reasonable), Tenant’s sole remedy shall be limited to specific performance and Tenant shall not be entitled to damages (monetary or otherwise) or any other affirmative relief or remedy as a result thereof. Every sublease of the Demised Premises, in whole or in part, shall be subject and subordinate to this Lease. Tenant shall not advertise, list or otherwise publicize in any way the availability of the Demised Premises (or portion thereof) without prior written notice to Landlord, and shall obtain Landlord’s prior reasonable approval for any marketing materials in connection thereof.  In addition, no such advertisement or listing by Tenant shall list the proposed rental of the Demised Premises.
Landlord shall respond to any request for consent to an assignment or subletting not later twenty (20) days after delivery of written request for such consent (accompanied by the information set forth herein) that Landlord either: (i) approves such assignment or subletting, (ii) disapproves such assignment or subletting (stating the reasons therefor), or (iii) in good faith requires clarification or additional information. If Landlord fails to respond within such twenty (20) day period, then Tenant shall have the right to deliver a second notice to Landlord requesting Landlord’s consent to such assignment or subletting, which request shall state in bold upper case letters at the top of the first page and on the envelope in which any such request is sent as follows: “THIS IS A TIME SENSITIVE NOTICE AND LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE REQUESTED [ASSIGNMENT/SUBLETTING] IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED (I.E., SEVEN (7) BUSINESS DAYS AFTER DELIVERY OF THIS REMINDER NOTICE TO LANDLORD).” If Tenant shall have delivered such reminder notice to Landlord, and Landlord shall fail to respond to such reminder notice within seven (7) business days after the delivery of such reminder notice to Landlord, then Landlord shall be deemed to have consented.
Except in the case of a Permitted Transfer, Tenant shall promptly pay to Landlord, as additional rent hereunder, fifty percent (50%) of all consideration paid for all assignments of this Lease and all rent or additional rent or sum which Tenant shall receive from or on behalf of any assignee(s) or subtenant(s) or any occupant by, through or under Tenant, which is in excess of the rent and additional rent payable by Tenant in accordance with the provisions of this Lease (or in the event of a subletting of less than the whole of the Demised Premises, the rent and additional rent allocable to that portion of the Demised Premises affected by such sublease).
In no event shall any proposed assignee or sublessee be any of the following (each of which shall be a reasonable basis for Landlord to not consent to a proposed assignment or subletting): (1) a prospective tenant (or its designee) who is discussing or has discussed in the last six (6) months with Landlord (or Landlord’s agent) its need for space in the Building (provided Landlord then has reasonably comparable space available for lease in the Building); (2) a current tenant, subtenant or occupant of space in the Building (provided Landlord then has reasonably comparable space available for lease in the Building); (3) any party not financially responsible or unable to adequately evidence financial responsibility to Landlord’s reasonable satisfaction; (4) any party that will be engaged in a business or use that will require services from Landlord, or place demands on facilities in the Building of a different nature or to a greater extent than Landlord was required to afford before under this Lease, (5) that is reasonably likely to adversely affect (or increase burdens on) any operation of Landlord or any tenant or occupant of the Building, breach this Lease or violate a restrictive covenant of Landlord, contravene any provision of a mortgage, net lease or any other agreement of Landlord’s; any party with whom Landlord is then involved in litigation; any party that is a domestic or foreign governmental entity; and/or any party who may claim diplomatic immunity.
Anything contained in this Lease to the contrary notwithstanding, within thirty (30) days after Landlord’s receipt of all information requested or required by Landlord under this Article with respect to a proposed assignment or subletting (if the subletting is for all or substantially all of the Premises for all or substantially of the remainder of the Term), Landlord may give notice electing to terminate this Lease effective as of the last day of the month occurring thirty (30) days after such notice of termination is given. If Landlord shall give its termination notice as provided in this paragraph, the Term shall end on the effective date of termination as if such date had been the original Expiration Date hereof. In no event shall Tenant assign or sublet any portion of the Demised Premises to a co-working provider. Notwithstanding anything contained herein to the contrary, in no event shall Tenant: (i) have more than three (3) subtenants at the Demised Premises simultaneously if Tenant is not occupying the Demised Premises; or (ii) have more than two (2) subtenants at the Demised Premises simultaneously with Tenant as the other occupant.
B. Notwithstanding anything to the contrary contained in this Article 24 and without any Landlord right of recapture or profit sharing, provided, and on the condition, that, Tenant shall not then be in default hereunder beyond any applicable notice or cure period, this Lease may be assigned and Tenant shall have the right to sublease the all or substantially all of the Demised Premises, without the consent of Landlord to (x) any corporation, limited liability company or other legal entity into which or with which Tenant may be merged or consolidated, or which shall purchase all or substantially all of the assets or a controlling interest in the stock of Tenant, (y) to any affiliate (which term “Affiliate” shall mean any entity, directly or indirectly, through one or more intermediaries, which controls, is controlled by or is under common control with Tenant, as such terms are defined below, or is a partner of Tenant) or (z) any successor entity created by merger, reorganization, recapitalization or acquisition of Tenant, provided each of the following conditions shall be complied with:
(i) If such assignment or sublease of the entire Demised Premises shall be to a successor by merger or consolidation, reorganization or recapitalization or by acquisition of assets or a controlling interest in the stock of Tenant, such successor shall have acquired all or substantially all of the assets or a controlling interest in the stock, and assumed all of the liabilities, of Tenant, and shall have total net worth at least equal to the total net worth of Tenant as of the effective date of this Lease.
(ii) If such assignment or sublease of the entire Demised Premises shall be to an Affiliate, such Affiliate shall have assumed all of the liabilities hereunder of Tenant, and Tenant shall have expressly agreed, in writing, to continue to remain liable under the Lease; provided, that with respect to such Affiliate, any future transaction or occurrence whereby it ceases to be an Affiliate shall not be deemed to be a Permitted Transfer (as hereinafter defined) under this Article 24 (but rather shall be deemed an assignment or sublease requiring Landlord’s consent as provided hereinabove).
(iii) The assignee or subtenant, as applicable, shall at all times use the Demised Premises for only the Permitted Uses.
(iv) The transaction shall be made for a good faith operating business purpose, and not intended to evade compliance with the provisions of this Article concerning assignment.
(v) Landlord shall be given a duplicate original counterpart of the instrument of assignment, or if none then of the instrument effecting the assignment, five (5) days prior to the effective date thereof (or, if such prior delivery is precluded by applicable law or confidentiality agreement, within ten (10) business days following the effective date thereof).
For the purposes of this Subsection B.: (x) “control” shall mean the power by ownership or contract, effectively to control the operations and management of the entity controlled along with some equity ownership; and (y) “net worth” shall be deemed to mean an entity’s equity, as reported in such entity’s annual financial statements (prepared in accordance with generally accepted accounting principles), less the intangible assets of such entity, including but not limited to, copyrights, trademarks, trade names, licenses, patents, franchises, goodwill, operating rights and deferred financing costs. Any assignment or sublease by Tenant pursuant to this Subsection B to an Affiliate or in connection with a sale or merger shall be for a legitimate, bona fide purpose and not, either directly or indirectly, to transfer the leasehold created hereby in order to circumvent this Article 24. Any such assignment or sublease to an Affiliate shall only constitute a Permitted Transfer if and for so long as the assignee or sublessee, as applicable, remains an Affiliate of Tenant, and upon cessation of such affiliation Tenant shall treat the assignee or sublessee, as applicable, as an unrelated third party and the transfer provisions of this Article 24 shall apply to such assignee or sublessee, as applicable. Any transaction meeting the requirements of this Subsection B. shall be referred to as a “Permitted Transfer”.
Subordination: 25. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Real Property and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate or agreement that Landlord may request. Tenant agrees that if any holder of a superior lien succeeds to Landlord’s interest in the Demised Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person succeeding to the interest of Landlord as a result of such enforcement, automatically (at the option of such holder) become the tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by: any payment of rent or additional rent paid more than one month in advance; any amendment or modification of this Lease made without the written consent of such successor in interest; any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord’s interest, including, without limitation, any claim for equitable or legal relief against such successor in interest for Landlord’s failure or inability to complete construction required to be done by Landlord under this Lease; and any security deposit required hereunder, unless said sums have actually been received by such successor in interest as security for Tenant’s performance of this Lease. Upon Tenant’s request, Landlord shall use commercially reasonable efforts to obtain for Tenant, a form Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the existing mortgagee of the Building. The delivery of an SNDA form by such mortgagee shall not be a condition to the effectiveness or continuing validity of this Lease, and Landlord makes no representation that an SNDA is obtainable from any such mortgagee.
Estoppel Certificate: 26. Tenant, at any time and from time to time, upon at least ten (10) business days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and additional rent have been paid, (iii) to the best of Tenant’s knowledge, whether or not there exists a default by Landlord or Tenant under this Lease, and, if so, specifying each such default, and (iv) any other factual matters reasonably requested.
Bankruptcy: 27. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by sending a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant or a guarantor of Tenant’s obligations under this Lease or any other party who is primarily liable for Tenant’s obligations under this Lease, as the debtor, which event shall constitute a default under the Lease; or (2) the making by Tenant or a guarantor of Tenant’s obligations under this Lease or any other party who is primarily liable for Tenant’s obligations under this Lease of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable to the party then owning Tenant’s interest in this Lease. It is stipulated and agreed that if this Lease is terminated pursuant to this Article, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired Term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value of the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and/or obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved; whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. Without limiting any of the provisions hereof, if pursuant to the U.S. Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 24 or any other provisions of this Lease, Tenant agrees that adequate assurance of future performance by the assignee permitted under such code shall mean, in addition to all of the other requirements of the code, the payment to Landlord of all rent, additional rent and other amounts then due and payable under this Lease, the curing of all defaults by Tenant under this Lease and the deposit of cash security with Landlord in an amount equal to the sum of one (1) year’s Annual Base Rent payable hereunder at the then current rate plus an amount equal to all additional rent payable under the provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term of this Lease as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s property in the Demised Premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of all of the Annual Base Rent payable hereunder during the Term of this Lease, plus all additional rent for the preceding calendar year as aforesaid.
Default, Remedies of Landlord, Fees and Waiver of Redemption: 28. If (a) Tenant shall default in the observance of any of the provisions, covenants and conditions of this Lease (other than a default for the payment of rent or additional rent); or if the Demised Premises shall be abandoned; or if Tenant shall sublet the Demised Premises or assign this Lease, except as herein provided; or if Tenant shall be in default under any other obligations of Tenant to Landlord of any nature whatsoever; or if this Lease be rejected under §365 of Title 11 of the U.S. Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall have failed, after five (5) days’ written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any rent and additional rent due and payable hereunder; THEN, in any of the foregoing events, if such default shall continue for more than thirty (30) days after written notice of such default or if said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced to cure such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default; or (b) if Tenant shall default in the payment of Annual Base Rent or any item(s) of additional rent or other monies due hereunder, or any part of same, and any such default shall continue for more than three (3) business days after written notice of such default; or (c) if twice in any twelve (12) month period Tenant shall have defaulted under its obligations under this Lease, monetary or otherwise, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance (notwithstanding that such defaults may have been cured after the commencement of such summary proceeding, and then Tenant defaults a third time within such twelve (12)

month period; THEN, in the event of (a), (b) or (c) above, Landlord may give Tenant a written fifteen (15) day notice of termination of this Lease and, upon the expiration of said five (5) days, this Lease and the Term thereunder shall end and expire as fully and completely as if the expiration of such fifteen (15) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof, and Tenant shall immediately quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If said fifteen (15) day notice of termination shall have been given, and the Term shall have expired as aforesaid, then Landlord may, without further notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant and all occupants of the Demised Premises by summary proceedings or otherwise and remove their effects and property and hold the Demised Premises as if this Lease had not been made; Tenant hereby waiving the service of notice of intention to re-enter or to institute legal proceedings to that end.
In case of any default, event, re-entry, expiration, termination and/or dispossession by summary proceedings, or otherwise, Tenant shall, nevertheless, remain and continue to be liable to Landlord in a sum equal to all Annual Base Rent and additional rent herein reserved for the balance of the Term of this Lease as the same may become due and payable pursuant to the provisions of this Lease as if it were not terminated. Landlord may repair or alter the Demised Premises in such manner as to Landlord may seem necessary or advisable, and/or let or re-let the Demised Premises and any and all parts thereof for the whole or any part of the remainder of the original Term hereof or for a longer period, in Landlord’s name, or as the agent of Tenant, and, out of any rent so collected or received, Landlord shall, first, pay to itself, the expense and cost of retaking, repossessing, repairing and/or altering the Demised Premises, and the expense of removing all persons and property therefrom, second, pay to itself, any cost or expense sustained in securing any new tenant or tenants, and third, pay to itself, any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the Annual Base Rent and additional rent reserved herein and unpaid by Tenant for the remainder of the Term herein demised. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability hereunder. Should any rent so collected by Landlord after the payment aforesaid be insufficient fully to pay to Landlord a sum equal to all Annual Base Rent and additional rent herein reserved, the balance or deficiency shall be paid by Tenant on the rent days herein specified; that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all Annual Base Rent and additional rent herein reserved if there shall be no re-letting, shall survive the issuance of any dispossessory warrant or other termination hereof. Tenant hereby expressly waives service of any notice of intention to re-enter subsequent to the giving of the aforesaid notices. Tenant hereby expressly waives any and all right to recover or regain possession of the Demised Premises or to reinstate or to redeem this tenancy or this Lease as is permitted or provided by or under any statute, law, or decision now or hereafter in force and effect. Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent. Tenant shall reimburse Landlord, within thirty (30) days following written demand, for any counsel fees or collection charges incurred or expended by Landlord by reason of Tenant’s default in the performance of any provision, covenant, or condition of this Lease and any such amounts, at the option of Landlord, may be recovered in the same action or proceeding forming the basis of the default or in another action or proceeding, all of which obligations of Tenant shall survive the Expiration Date.
Notwithstanding any other remedy provided for hereunder and without the requirement of notice, except as expressly provided in this Article, if Tenant shall not comply with any of its obligations hereunder, Landlord shall have the right, at Landlord’s sole option, at any time in the event of an emergency and otherwise after three (3) days’ notice to Tenant, to cure such failure to comply at Tenant’s sole cost and expense. Tenant shall reimburse Landlord, within three (3) days following demand, as additional rent, for all costs and expenses incurred by Landlord in curing such breach, together with interest computed thereon at the maximum rate permitted by law. Notwithstanding anything contained in this Lease, if Tenant fails to pay any items due hereunder on the date the same are due and payable, the Late Charge, as prescribed in the foregoing Lease Declarations, shall become immediately due and payable to the Landlord as damages in compensation for the additional administrative, bookkeeping and collection expenses incurred by Landlord by reason of such failure to make prompt payment and the same shall be considered as additional rent hereunder payable together with the next installment of monthly rent. Notwithstanding the foregoing, Tenant shall not be required to pay a Late Charge on the first late payment in any period of twelve (12) consecutive months, unless such payment remains unpaid for ten (10) days after written notice to Tenant. In addition, all such unpaid monetary items shall bear interest at the rate permitted of twelve percent (12%) per annum from the date such monies were due and payable until the date on which Landlord shall receive full payment.
The rights and remedies whether herein or elsewhere provided in this Lease shall be cumulative and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, by statute or otherwise. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws. Notwithstanding anything contained in this Lease to the contrary, all time frames for Tenant’s performance of non-monetary obligations under this Lease shall be extended due to a Force Majeure Event (as hereafter defined), provided that in no event will a Force Majeure Event excuse Tenant from fulfilling any obligations which can be performed solely by the payment of money.
No Waiver: 29. The failure of either to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any of the rules and regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Landlord may apply such payment to any sums then due and payable by Tenant to Landlord as Landlord shall determine in its sole discretion. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent, or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord’s agents during the Term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said premises prior to the termination of this Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Demised Premises.
Damages: 30. Notwithstanding anything to the contrary contained in this Lease, in no event shall either be liable for any consequential, indirect, special, exemplary or punitive damages, except as expressly set forth in Section 34.
Consents and Approvals: 31. If Tenant shall request Landlord’s consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant’s sole remedy shall be an action for specific performance or an injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.
Inability to Perform: 32. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if, in any such case, Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, government pre-emption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or due to strike, riots, acts of God, shortages of labor or materials, national emergency, governmental restrictions, laws or regulations, the act of, or failure to act by, Tenant, or for any other cause or causes beyond Landlord’s control (each, a “Force Majeure Event”). If there shall be a delay in the construction, repair or restoration of the Demised Premises or the Building or any portion thereof caused by any Force Majeure Event such delay shall not be a violation of this Lease, and the time periods set forth in this Lease for any such construction, repair or restoration shall at Landlord’s option be extended for a period of time equal to the period of delay due to such Force Majeure Event.
Waiver of Trial by Jury: 33. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of the parties as landlord and tenant, Tenant’s use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that if Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, except for statutory mandatory counterclaims.
End of Term: 34. Upon the Expiration Date or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises vacant, “broom-clean”, in the condition set forth in Article 10 hereof, in good order and condition, ordinary wear and tear excepted, all fixtures, improvements (such as, but not limited to, offices, conference rooms, server rooms or kitchens) installed in the Demised Premises at any time during the Term, either by Tenant or by Landlord on Tenant’s behalf, shall be removed from the Demised Premises by Tenant prior to the end of the Term of this Lease, at Tenant’s expense and Tenant shall deliver to Landlord all keys required for access to the Demised Premises and the Building (including, without limitation, all keys provided to Tenant for access to the entrance, elevator, bathrooms and other Building common areas), disable and remove all security systems covering the Demised Premises and remove all of its property (and the property of any other Tenant Party) from the Demised Premises as required and as permitted by this Lease. Tenant shall assign (to the extent that the same are assignable, and at no cost to Tenant) to Landlord all warranties that are in effect at the end of the Term of this Lease for all Tenant Changes, property and equipment which remain in the Demised Premises, with Landlord’s consent, after Tenant has surrendered possession thereof to Landlord. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises in the manner required hereunder on or prior to the applicable Expiration Date may be substantial and may be impossible accurately to measure as of the date Landlord and Tenant have entered into this Lease. Tenant agrees that if for any reason Tenant or any other Tenant Party shall fail to vacate and surrender possession of the entire Demised Premises or any part thereof, then, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall be deemed a holdover tenant on the following terms and conditions: (a) Tenant’s use and occupancy of the Demised Premises shall be at a rate (the “Holdover Amount’) equal to 150% of the total Annual Base Rent for the first 60 days, and 200% of the total Annual Base Rent thereafter plus (y) all additional rent payable under this Lease and (b); Tenant shall be fully obligated to perform all of the terms and conditions contained in the Lease (as if the Expiration Date had not occurred), except as modified in this Article 34; and Tenant shall not be deemed a “month-to-month” tenant. Without limiting the foregoing, if Tenant holds over as aforesaid, Landlord shall have all rights available to it at law and at equity as well as the provisions under Article 28 hereof. If Tenant has remained in possession of the Demised Premises after the Expiration Date, for more than thirty (30) days after the Expiration Date Tenant shall be liable to Landlord for all losses, damages, claims, costs and/or expenses incurred by Landlord by reason of Tenant’s failure to deliver timely possession of the Demised Premises to Landlord, including, without limitation, any consequential and incidental damages so incurred by Landlord, including, without limitation, all legal fees and court costs incurred by Landlord and all losses, damages, claims, costs and/or expenses incurred in connection with or arising from the inability of Landlord to lease and deliver possession of the Demised Premises, or any portion thereof, to any third party and/or the termination or cancellation of any lease of the Demised Premises, or any portion thereof to any third party. The provisions of this Article 34 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Demised Premises or any part thereof after the Expiration Date or (ii) imply any right of Tenant to use or occupy the Demised Premises or any part thereof after the Expiration Date. No acceptance by Landlord of any Holdover Amount or other payments from Tenant after the applicable Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 22. The Holdover Amount shall be payable in full without credit, offset, setoff or deduction, and no extension or renewal of this Lease for the Demised Premises (or any part thereof) shall be deemed to have occurred by such holding over and the provisions of this Article 34 shall be deemed be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. The provisions of this Article 34 shall survive the expiration of the Term or the earlier termination of the Lease.
Quiet Enjoyment: 35. So long as Tenant timely pays all Annual Base Rent and additional rent due hereunder and performs all of Tenant’s other obligations hereunder within the time periods permitted under this Lease, Tenant shall peaceably and quietly hold and enjoy the Demised Premises during the Term without hindrance or ejection by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.
Notices: 36. Except as otherwise in this Lease provided, all notices to be given pursuant to this Lease shall be in writing and sent by prepaid certified or registered U.S. mail, return receipt requested, or by a recognized overnight courier service which requires acknowledgment of receipt of delivery from addressee, to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this paragraph. Notice shall be deemed to be given upon delivery to the U.S. Postal Service or recognized overnight courier service or if personal delivery, to the Demised Premises. Landlord’s address for notices shall be the address first set forth above for Landlord. Tenant’s address for notices shall be the address first set forth above for Tenant, with a copy of default notices only, to: Riker Danzig LLP, Headquarters Plaza, One Speedwell Avenue, C.N. 1981, Morristown, New Jersey 07962-1981, Attention Nicholas Racioppi, Jr., Esq. Tenant covenants and agrees to give any mortgagee and/or ground lessor of the Building and/or Real Property which Landlord has identified to Tenant in writing notice of any default of Landlord under this Lease and the right to cure any default of Landlord within the period of time as set forth hereunder.

Notwithstanding the foregoing, rent bills, invoices and statements may be sent by ordinary mail, via email or by personal delivery. Landlord’s leasing and/or managing agent and, each party’s counsel may each give statements, invoices, notices and/or other communication on behalf of such party and any such statements, invoices, notices and/or communications shall be deemed to have been given by such party.
Captions & Counterparts: 37. The captions of each Lease Article herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. This Lease and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  A facsimile of a signature or an electronic signature will have the same legal effect as an originally drawn signature.
Definitions, Successors & Assigns: 38. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. The term “rent” includes the Annual Base Rent, the annual rental rate whether so expressed or expressed in monthly installments, and additional rent payable hereunder. All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns, as the case may be. In the event Landlord or any successor-lessor (owner) of the Demised Premises shall convey or otherwise dispose of the Demised Premises and/or the Building and/or the Real Property, all liabilities and obligations of Landlord or such successor-lessor (owner), as Landlord under this Lease shall terminate upon such conveyance or disposal and written notice thereof to Tenant. If either party, or any successor in interest to such party, shall be an individual, joint venture, executor, estate, personal representative, conservator, tenancy-in-common, trustee, trust, limited liability company, limited liability partnership, partnership, general or limited, firm or corporation, there shall be no personal liability on the part of such individual or on the part of any members of such joint venture, tenancy-in-common, trustee, trust, company, partnership, firm or corporation, or its shareholders, members, managers, officers or directors, or on the part of such joint venture, estate, tenancy-in-common, trustee, trust, company, partnership, firm or corporation as to any of the provisions, covenants or conditions of this Lease. Tenant hereby acknowledges that it shall look solely to the real property interest of Landlord in the Building for the satisfaction or assertion of any claims, rights and remedies of Tenant against Landlord, in the event of breach by Landlord of any of the provisions, covenants or conditions of this Lease.
Entire Agreement: 39. This Lease (together with any riders and Exhibits attached hereto) contains the entire and only agreement between the parties concerning the Demised Premises. No prior oral or written statements or representation, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way, except by a writing executed by Landlord and Tenant. No oral agreement or representations shall be deemed to constitute a lease other than this agreement. This Lease shall not be binding unless and until it shall have been executed and delivered by Landlord and Tenant. The submission of this Lease to Tenant prior to its execution by Landlord shall not be an offer to lease. Any person executing this Lease on behalf of Tenant hereby covenants, represents and warrants to Landlord that (i) Tenant is a duly incorporated or duly qualified (if foreign) corporation and/or limited liability company, as the case may be, and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and (ii) each person executing this Lease on behalf of Tenant is duly authorized to execute, acknowledge and deliver this Lease to Landlord.
Memorandum of Lease: 40. Tenant shall not record this Lease or any memorandum of this Lease.
Federal Tax Identification Number: 41. Tenant hereby agrees that it shall provide to Landlord Tenant’s social security number or, if Tenant is or becomes an entity, Tenant’s federal employer identification number, within three (3) days following Landlord’s request therefor. Tenant hereby represents and warrants to Landlord that Tenant’s federal employer tax identification number is the Tenant’s EIN # as prescribed in the foregoing Lease Declarations.
Directory: 42. Landlord shall, at its sole cost and expense, post on the Building’s directory (the “Directory”) Tenant’s name. If Landlord shall list any individual or entity name other than that of Tenant, such listing shall neither grant such party any right or interest in this Lease and/or the Demised Premises, nor constitute Landlord’s consent to an assignment or sublease to, or occupancy by, such party. Such listing may be terminated by Landlord at any time in Landlord’s reasonable judgment, without prior notice, and Landlord may charge Tenant a reasonable charge for any changes in listings requested by Tenant.

See rider and exhibits attached hereto and hereby made a part hereof.

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[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                    LANDLORD:

50 WEST 23RD STREET A LLC and
50 WEST 23RD STREET B LLC, as tenants-in common

                            By:/s/ Elizabeth Bueno
Name: Elizabeth Bueno
Title:Managing Director - Auth. Signatory

        TENANT:

        BUZZFEED MEDIA ENTERPRISES INC.

        By: /s/ Matt Omer
Name: Matt Omer
Title: Chief Financial Officer

RIDER ATTACHED TO AND FORMING A PART OF THE LEASE DATED AS OF MARCH 3, 2025 BY AND BETWEEN 50 WEST 23RD STREET A LLC AND 50 WEST 23RD STREET B LLC AS TENANTS-IN-COMMON (“LANDLORD”) AND BUZZFEED MEDIA ENTERPRISES INC. (“TENANT”) FOR THE DEMISED PREMISES IN THE BUILDING KNOWN AS 50 WEST 23RD STREET, NEW YORK, NY 10010

In the event of any inconsistency between the provisions of this rider and the provisions of the Lease to which this rider is attached, the provisions of this rider shall control.
43.Water Charges: If Tenant requires, uses or consumes water in the Demised Premises, Tenant shall pay for all ongoing charges associated with water consumption, delivery and water system maintenance (the “Water Charges”) in connection therewith. Throughout the duration of Tenant’s occupancy, Tenant shall keep the water meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Landlord shall be the sole reasonable judge) Landlord may cause such meter and equipment to be replaced or repaired, and collect the commercially reasonable cost thereof from Tenant as additional rent. Tenant agrees to pay for all Water Charges as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Landlord may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, third party meter reading charges, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the Demised Premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the Demised Premises are supplied with water through a meter which measures the water consumption of other tenants as well as the Demised Premises, Tenant shall pay to Landlord, as additional rent, on the first day of each month, that portion of the meter charges that relate to Tenant’s use, as part of Tenant’s Water Charges. Independently of, and in addition to, any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant, or paid by Landlord, for any of the reasons or purposes hereinabove set forth. Landlord represents and warrants that, on the Commencement Date, the Demised Premises will be served by a meter which measures water service to the Demised Premises (and to no other space).
44.Electricity. A. For the sixth (6th) floor portion of the Demised Premises: Tenant shall, at its sole cost and expense, contract directly with and pay directly to, the applicable public utility company providing electricity to the Building.
    B.     For the fifth (5th) floor portion of the Demised Premises: electricity shall be furnished to Tenant on a “submetering” basis. Tenant shall pay Landlord (or at Landlord’s option, Landlord’s agent) as additional rent within thirty (30) days following demand made therefor for all electricity furnished to and/or consumed in the Demised Premises on a submetering basis from and after the date possession of the Demised Premises is delivered to Tenant at charges, terms and rates, including, without limitation, fuel adjustments and taxes, which shall be equal to the SC-9 rate for Consolidated Edison (or such other successor rate designated by Consolidated Edison) multiplied by the Submetering Rate, as defined in the foregoing Lease Declarations, for transmission line loss and other redistribution costs. If, in Landlord’s judgment, Tenant’s use shall require more than one (1) submeter in the Demised Premises, Landlord shall install and maintain additional submeter(s) in the Demised Premises at Landlord’s sole cost and expense. If there is more than one submeter in the Demised Premises, each meter may be computed and billed separately in accordance with the rates and terms set forth herein. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to and included in the amount charged to, and paid by Tenant to Landlord as additional rent. Tenant, shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table and floor lamps, personal computers, printers, copiers, and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electrical system of the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and the costs and expenses of Landlord in connection therewith shall be paid by Tenant as additional rent upon demand by Landlord.

    C.     Landlord reserves the right to discontinue furnishing electric current to Tenant on a submetering basis at any time upon not less than sixty (60) days’ notice to Tenant. If Landlord elects not to furnish electric current to Tenant on a submetering basis, Tenant shall arrange to obtain electric current directly from the public utility company supplying electric current to the Building; and in that event, all risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation and may already be in the Building, may be used by Tenant at no additional charge to Tenant. If Landlord exercises its right to discontinue furnishing electric current to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric current to Tenant on a submetering basis; however, if Tenant is unable to obtain direct electric service by the effective date of such discontinuance, so long as Tenant continues to make reasonable efforts to obtain direct electric service, Landlord shall continue to provide electric service until Tenant has obtained direct electric service. If, in Landlord’s reasonable judgment, additional risers are required, such risers shall be installed by Landlord at Tenant’s reasonable expense, payable in advance to Landlord upon demand, provided same will not cause damage or injury to the Building or any part thereof or create a hazardous condition or entail excessive alterations, repairs or expense or unreasonably interfere with or disturb any other tenants or occupants of the Building, and in any event, any such installation shall be maintained by Tenant, at its sole cost and expense and shall be subject to such reasonable conditions as Landlord and/or the utility company may require. Landlord’s election to not furnish electric current to Tenant shall not be deemed a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued and shall be without liability to Landlord
45.Landlord’s Work: Notwithstanding anything to the contrary contained herein, Landlord shall, at its expense, perform, or cause to be performed, the Landlord’s Work as set forth on Exhibit B attached hereto and hereby made a part hereof. If the substantial completion of the Landlord’s Work is delayed by reason of any of the following (each, a “Tenant Delay”): (i) any act or omission (where Tenant has a duty to act) of Tenant or any of its employees, agents or contractors, provided that Landlord will inform Tenant of any such act or omission, in writing, within three (3) business days after the occurrence of same (and if Landlord fails to inform Tenant within such timeframe, the Tenant Delay will be tolled until Landlord informs Tenant); or (ii) any changes to Landlord’s Work requested by Tenant with respect to the plans or specifications or any changes or substitutions requested by Tenant thereto (and provided Landlord consents to such changes) (provided Landlord informs Tenant of the amount of delay at the time Tenant requests said change(s)); or (iii) Tenant’s failure to furnish plans, information, details and specifications Landlord requests from Tenant, or subsequent changes thereto within the timeframe(s) set forth in this Lease; or (iv) Tenant’s request for materials, finishes or installations other than Landlord’s standard (provided Landlord informs Tenant of the amount of delay at the time Tenant requests said materials, finishes or installations); then Landlord’s Work shall be deemed substantially completed on the date when the same would have been substantially completed but for such delay and the Commencement Date shall occur on such date. In addition, Tenant shall pay to Landlord all costs and damages which Landlord may sustain by reason of such Tenant Delay. If Tenant claims that some or all of Landlord’s Work have not been completed by Landlord upon the date Landlord notifies Tenant that Landlord has substantially completed Landlord’s Work, Tenant shall, within ten (10) days of said date (or ten (10) days following the date Tenant opens for the transaction of business, whichever date shall be sooner), submit to Landlord a written list of the work Tenant claims remains to be performed by Landlord, and Landlord shall have thirty (30) days thereafter to complete such work. If Landlord fails to complete such work, the sole remedy of Tenant shall be to complete such work and Tenant shall have the right to set off the reasonable costs thereof from the rent due Landlord in order to reimburse Tenant for the cost and expense of completion of the work. Upon written request of Landlord, Tenant will, within five (5) business days following request, furnish to Landlord a written statement that Tenant is in occupancy of the Demised Premises, that Landlord’s Work has been completed in accordance with Landlord’s obligations or in lieu thereof, a list of the work Tenant claims to be incomplete.

Tenant shall perform all other work (“Tenant’s Work”) necessary for it to use the Demised Premises as contemplated in this Lease and such work shall be performed in accordance with the Legal Requirements, at Tenant’s sole cost and expense, pursuant to plans, drawings and specifications therefor prepared by Tenant, at its sole cost and expense, and submitted to, and approved by Landlord and subject to the terms of this Lease, including, without limitation, Article 10 hereof.
46. Air Conditioning: Subject to the hereinbelow, Tenant shall, at its sole cost and expense, operate, maintain and clean, the air conditioning system, equipment and facilities (collectively, the “AC System”) now or hereafter located in or exclusively servicing the Demised Premises (including, but not limited to, the periodic cleaning and/or replacements of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the system, equipment and facilities) and provide a repair and maintenance contract in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord; provided, however, that Landlord may elect at any time to enter into a contract with an air conditioning contractor or servicing organization to provide repair and maintenance to the AC System, in which event, Tenant shall pay Landlord for the cost of such contract as additional rent hereunder within ten (10) days following demand made therefor. At Landlord’s sole option, such contract may include other air conditioning systems, equipment and facilities, in which event, Tenant shall pay Landlord within ten (10) days following demand therefor for the cost of such contract to the extent that it relates to the AC System, as additional rent hereunder. Any additions or other alterations to the AC System shall require Landlord’s prior written consent and the consent of the contractor with a contract covering maintenance of the AC System. The electricity furnished to and/or consumed by the AC System shall be paid for by Tenant in accordance with Article 44 hereof. Landlord represents and warrants that, as of the Commencement Date, the AC System will be in good working order.
Notwithstanding anything to the contrary contained herein, except for supplemental units installed by Tenant after the date of this Lease, upon the Commencement Date, Tenant may contract with Landlord for Landlord to maintain the above-required AC System repair and maintenance contract to both provide for routine maintenance of the AC System and provide for necessary repairs thereto (also known as a “Tier II contract”). Provided that Tenant pays to Landlord for the cost of such contract, as additional rent continually throughout the Term commencing on the Commencement Date, then Landlord shall be responsible for all repairs, maintenance and replacement of and to the AC System, except to the extent the need for same is caused due to Tenant’s acts or omissions. Landlord agrees that any increases in the price of the Tier II contract during the term shall be reasonable.
Landlord shall provide water cooled air conditioning 24 hours a day, seven days week and 365 days a year and Tenant shall pay Landlord the A/C Charge, as defined in the foregoing Lease Declarations, per month as additional rent hereunder on or before the first (1st) day of each month during the Term hereof and during all additional periods Tenant is in possession of the Demised Premises and/or in occupancy of the Demised Premises. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article and any other provisions of this Lease when the necessity therefor arises by reason of accident, emergency, or when required by any Legal Requirement of any federal, state, county or municipal authority or for any Force Majeure Event, each of which shall be without liability to Tenant.
47.Cleaning/Trash Services: Tenant shall obtain and pay for cleaning services for the Demised Premises at Tenant’s sole cost and expense. Tenant shall pay Landlord the Trash Removal Charge, as prescribed in the foregoing Lease Declarations, per month as additional rent hereunder on or before the first (1st) day of each month during the Term hereof and during all additional periods Tenant is in possession of the Demised Premises and/or in occupancy of the Demised Premises for ordinary office trash collection from a location designated by Landlord, subject to reasonable adjustment from time to time, to reflect Landlord’s standard trash collection charges based upon the relative size of the space occupied by a tenant.
48.Broker: The parties warrant and represent to the other that, except for the Tenant’s Broker, as prescribed in the foregoing Lease Declarations, the parties have not had any conversations, correspondence or dealings with any real estate broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building and each party covenants and agrees to indemnify, defend and hold the other party harmless on demand from and against any and all costs, expenses or liability (including reasonable attorneys’ fees) for any compensation, commissions, fees and charges claimed by any broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building due to conversations, correspondence or dealings of the parties with the claimant. Any commissions due and payable to Tenant’s Broker, if any, shall be paid by Landlord pursuant to a separate agreement.
49.Guaranty: To induce Landlord to enter this Lease, the Guarantor prescribed in the foregoing Lease Declarations, is signing and delivering the guaranty agreement attached hereto and made a part hereof as Exhibit C.

50.     Condominium Requirements:

A. If and when the Building’s tax lot is converted into separate condominium tax lots, then supplementing Article 25 of this Lease, this Lease, and all rights of Tenant hereunder are and shall also be subject and subordinate in all respects to the Condominium Documents (hereinafter defined)

and all rights of the Condominium Board (as hereinafter defined) and others pursuant to the Condominium Documents. For the purposes of this Lease, the “Condominium” shall mean the taxable condominium unit or units in which the Demised Premises is situated, and the “Condominium Documents” shall mean the declaration, the offering plan, the by-laws, the rules and regulations of the Condominium, together with any other legal agreements supplementing the foregoing which cover and affect the Demised Premises, as all of the same may be amended, modified and supplemented from time to time, which Landlord shall provide to Tenant within a reasonable time period after final execution of such documents. The “Condominium Board” is the board of managers of the Condominium. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Landlord or the Condominium Board may reasonably request.

B. Tenant agrees that, in those circumstances where both the Landlord and the Condominium shall have an obligation to Tenant and/or with respect to the Demised Premises, Landlord shall have no liability to Tenant for its failure to observe or perform such obligations for Tenant’s behalf if, and to the extent that the Condominium shall fail to observe or perform the corresponding obligation on Landlord’s behalf. Further, in those circumstances where the consent of Landlord is required under this Lease and the Condominium shall have a right of consent, Landlord shall have no liability to Tenant for Landlord’s failure to consent if and to the extent that the Condominium shall fail to consent. Tenant acknowledges and agrees that under no circumstances shall Landlord be liable for any act or omission of the Condominium or anyone acting through or on behalf of the Condominium.

C. To the extent that Tenant wishes to request any consent from the Condominium Board to challenge any determination or action of the Condominium Board affecting the Demised Premises or if the Condominium fails to do something it was obligated to do which affects the Demised Premises, Landlord agrees to reasonably cooperate with Tenant, at Tenant’s sole cost and expense, provided that Landlord shall not be required to take any action that will subject Landlord to any liens, penalties or expenses.

D. To the extent that the Condominium has the obligation to make certain repairs and/or perform certain work with respect to the Building and to the extent that the Condominium fails to make such repairs and/or perform such work as it is obligated to do, then Tenant shall have the right to demand, on Landlord’s behalf, that such repairs and/or work is performed and Landlord shall cooperate with Tenant, at no cost to Landlord, in whatever reasonable actions are necessary to have such obligations performed in the manner the Condominium is required to perform them, including, without limitation, filing an action against the Condominium and/or Condominium Board in Landlord’s name. Tenant shall have the right to file an action against the Condominium and/or Condominium Board in Landlord’s name in the event that the Condominium and/or Condominium Board takes action to disrupt or close the operations within the Demised Premises or takes any unreasonable action or fails to act that would give rise to a right or cause of action to Landlord, as a sponsor, against the Condominium and/or Condominium Board. Tenant shall, at its sole cost and expense, defend, indemnify and hold Landlord harmless from and against any cost, liability or expense (including but limited to attorney’s fees and disbursements), arising out of or relating to the exercise of any and all rights of Tenant under this Article 50D.
Notwithstanding anything to the contrary contained in this Lease, in no event shall the Condominium Documents or Condominium diminish Tenant’s rights or benefits under this Lease except to a de minimis extent, increase any of Tenant’s obligations under this Lease except to a de minimis extent or materially diminish Landlord’s obligations under this Lease.
51.ICAP/CEP and other tax abatements:
A.    Landlord and Tenant acknowledge that Landlord may apply or has applied for a certificate of eligibility from the Department of Finance of the City of New York determining Landlord’s eligibility for exemption from tax payments for the Building through the Industrial and Commercial Abatement Program, including any similar tax exemption or abatement programs that may be available to Landlord or the Building (collectively, the “ICAP Program”). For reference, the ICAP Program is currently memorialized in: (i) Executive Order No. 50 (April 25, 1986); (ii) Executive Order No. 94 (June 20, 1986); and (iii) 2008 N.Y.C. Local Law No. 67, N.Y.C. Admin. Code §11-269-70, 11-278 (collectively, the “ICAP Statutes” including any other relevant legal requirements that may apply to the ICAP Program). Any tax exemption under the ICAP Program is referred to in this Article as a “Tax Exemption” and the period of such Tax Exemption is referred to as the “Tax Exemption Period.” Landlord agrees that Tenant will not be required to (a) pay taxes or charges that become due because of willful neglect or fraud by Landlord in connection with the ICAP Program, or (b) otherwise relieve or indemnify Landlord from personal liability arising under the ICAP Program, except where imposition of taxes, charges, or liability is occasioned by actions of Tenant in violation of this Lease.
B.    Tenant agrees: (i) to report to Landlord, as often as is necessary under the ICAP Statutes or as reasonably demanded by Landlord: (i) the number of workers employed at the Demised Premises; (ii) the nature of each worker’s employment; (iii) the name of each worker; and (iv) each worker’s residency. Further, Tenant agrees: (i) to provide access to the Demised Premises to employees or agents of the Department of Finance of the City of New York at all reasonable times at the request of Landlord; (ii) that any work performed by Tenant’s related entities, employees, or agents shall be subject to the requirements of the ICAP Program; and (iii) that Tenant will comply and cause its general contractor, construction manager, and all subcontractors to comply with the ICAP Program. Further, upon demand of Landlord for the duration of construction, Tenant agrees to update said representations when required. In particular, Landlord may request certain other documents, including but not limited to: (i) certified payroll reports; (ii) statement of compliance regarding certified payroll records; (iii) construction employment reports; (iv) Tenant’s equal employment opportunity policy; (v) subcontract certificates detailing construction contracts; and (vi) monthly workforce utilization reports detailing any contractors’ workforces. Moreover, during the course of any construction in the Demised Premises, Landlord may request that Tenant solicit a minimum of three (3) construction bids per trade to New York City-certified Minority or Women-Owned Business Enterprises (“MWBE”). Tenant agrees to reasonably cooperate with Landlord in complying with the ICAP Program and to aid Landlord in obtaining or maintaining the Tax Exemption, at no additional cost or obligation to Tenant.
C.    Landlord has applied or may apply for eligibility of the Demised Premises to the New York City Commercial Enhancement Program or Commercial Revitalization Program (“CEP/CRP”). If Tenant is deemed eligible, any reduction in real property taxes on Tenant’s Percentage will be passed to Tenant after deducting the fee payable in connection with the application. Tenant understands that the minimum required expenditure for a given space for CEP/CRP eligibility is $2.50 per square foot or $25 per square foot, depending on the length and nature of the Lease. Tenant understands that all abatements granted under CEP/CRP are contingent upon Landlord’s payment of real estate taxes, water, sewer charges, or other lienable charges during the benefit period. Benefits will be revoked if charges are not paid as provided in relevant law.
D.    If requested by Landlord, Tenant agrees to post a notice in a conspicuous place in the Demised Premises, in such form as prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or similar law of another jurisdiction may submit such information to the Department of Finance for determination of Landlord’s benefits eligibility for benefits. Tenant acknowledges that its obligations may be greater if Landlord fails to obtain a Tax Exemption, and agrees that Landlord shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Landlord fails to obtain a Tax Exemption. Finally, in no event shall Landlord have liability to Tenant if Landlord fails to obtain benefits, in whole or in part, of any tax abatement, credit, or exemption described herein or otherwise.
E.    Tenant represents and warrants to Landlord that, within the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of: (i) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (ii) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a violation of such laws presently pending against Tenant.
F.    In no event shall Landlord have any liability to Tenant if Landlord fails to obtain the benefits, in whole or in part, of any tax abatement, credit or exemption described in this Article or otherwise.
G.    Furthermore, notwithstanding anything to the contrary in this Lease or other agreements between the parties, Landlord shall have the right to condition its approval of any Tenant Changes or other alterations, as provided in Article 10 hereto, based on Landlord’s reasonable assurances that Tenant understands and intends to comply with the ICAP Program and related documentation.

52.Green Clause:
A.Tenant, recognizing that the Landlord has made efforts and is continuing to make efforts to cause the Building to be “green” and environmentally friendly, and to comply green-building codes, covenants and agrees to use commercially reasonable efforts comply with the following at no additional cost to Tenant:

a.Tenant shall cause all light bulbs in the Demised Premises to be replaced with Energy Star qualified light bulbs and agrees to dispose of all light bulbs in accordance with Legal Requirements;
b.In the event Tenant is permitted to install light fixtures, in Landlord’s sole and unfettered discretion, bulbs and other lighting equipment pursuant to this Lease (a) Tenant shall be required to install infrared/sensor energy saver light switches; (b) all such lighting equipment will be Energy Star qualified and (c) all such lighting equipment shall be disposed of in accordance with Legal Requirements;
c.Tenant shall make reasonable efforts to turn off any lights in the Demised Premises when such lights are not in use;
d.For all Demised Premises comprising A/C units, Tenant shall make reasonable efforts to clean the filter in the air conditioning unit(s) located in the Demised Premises at least four (4) times per calendar year;
e. Tenant shall use and cause Tenant’s cleaning contractor, if any, to use “green” or eco-friendly, non-toxic cleaning products to clean the Demised Premises;
f.Tenant shall use zero volatile organic compound (“VOC”) or low VOC paints and stains and shall be prohibited from using aerosol sprays and other products that emit more than low level VOC’s within the Demised Premises or the Building;
g.Tenant acknowledges that smoking within the Demised Premises or the Building is expressly prohibited by Landlord and by Legal Requirements and hereby agrees that neither Tenant, nor its agents, contractors, employees or invitees shall be permitted to smoke in the Demised Premises or the Building; and
h.Tenant shall make reasonable efforts to reduce the need for air conditioning which efforts may include the use of fans in the Demised Premises and/or the installation of blinds on the windows of the Demised Premises; provided however, that Tenant obtains Landlord’s approval for such installation as required in this Lease.
53.     The persons executing this Lease on behalf of Landlord and Tenant represent and warrant that they do so with full authority to bind the parties hereto to the terms, conditions and provisions set forth in this Lease.

54.Renewal Option:

A.     Provided (i) this Lease shall then be in full force and effect, (ii) Tenant is not then in default of any obligations, covenants and conditions under this Lease beyond applicable notice and cure period, and (iii) Tenant has not subleased more than thirty percent (30%) of the Demised Premises, Tenant shall have a one (1) time right to extend the Term of this Lease for FIVE (5) years (the “Extension Term”) for the entire Demised Premises, or solely with respect to the sixth (6th) floor portion of the Demised Premises. The Extension Term shall commence on day immediately following the Expiration Date and shall expire on the fifth (5th) anniversary of the Expiration Date, unless the Extension Term shall sooner end in accordance with any of the terms, covenants or conditions under this Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant’s intention to exercise such renewal option no earlier than twenty four (24) months and no later than twelve (12) months prior to the Expiration Date (the “Renewal Decision Deadline” – for which time is of the essence). In the event Tenant fails to timely and properly exercise such renewal option, or the foregoing conditions (i), (ii), and (iii) are not all satisfied, then, in such event, Tenant shall have no right to extend the Term and the exercise of such renewal option shall be null and void and of no further force and effect. In addition, if Tenant fails to timely and properly exercise such renewal option, Landlord may act in reliance on such election not being exercised and Tenant hereby waives any claim or right to invoke or exercise such renewal option after the Renewal Decision Deadline. If Tenant does timely and properly exercise such renewal option, then all of the terms, covenants and conditions under this Lease shall continue in full force and effect during the Extension Term, including items of additional rent and escalation which shall be payable in accordance with terms set forth in the Lease, except that the Annual Base Rent shall be 100% of the “Fair Market Value” (hereinafter defined). As used herein, “Fair Market Value” means the Annual Base Rent which Landlord could reasonably expect to obtain from a third party for the Demised Premises if Landlord put the Demised Premises on the market for lease in “as is” condition for a term corresponding to the Extension Term and which shall include annual increases in the Annual Base Rent and increases in the other business terms of this Lease and takes into account all relevant factors. In the event Landlord and Tenant are unable to reach a written agreement as to the Fair Market Value on or before ninety (90) days prior to the commencement of the Extension Term, such dispute shall be resolved solely by resort to “Arbitration” (as defined below).

    In the event the Extension Term shall commence prior to determination of the Annual Base Rent having been made or agreed upon by the parties, then the Annual Base Rent to be paid by Tenant to Landlord until such determination has been made shall be the Annual Base Rent for the last year of the initial Term plus 3% (the “Interim Base Rent”), for the period commencing on the first day of the Extension Term and ending on the earlier to occur of: (i) that date a written agreement is signed and delivered by Landlord and Tenant agreeing to the Annual Base Rent for the Extension Term or (ii) that date upon which the Annual Base Rent is finally determined by Arbitration as set forth in this Article 54; provided, however, that when the Annual Base Rent for the Extension Term is finally determined by written agreement or by Arbitration, the Annual Base Rent for the Extension Term, if greater than the Interim Base Rent, shall be retroactively amended to the date the Extension Term commenced and Tenant shall pay Landlord, within thirty (30) days following the date the Annual Base Rent is finally determined, any outstanding amounts owed as Annual Base Rent for such portion of the Extension Term.
B.     The “Arbitration” shall operate as described in this Article 54. If by the date which is ninety (90) days prior to the commencement of the Extension Term Landlord and Tenant fail to reach a written agreement on the Fair Market Value, then on or before the date which is sixty (60) days prior to the commencement of the Extension Term (“Broker Selection Date”), Landlord shall choose (and pay the costs of) a person who is then (and for the previous ten years has been) a licensed real estate broker engaged in leasing office space located in the Madison Square area (the “MADISON SQUARE Broker”) (and obtain the acceptance of the person chosen) to act as one of the arbitrators and Tenant shall choose (and pay the costs of) a MADISON SQUARE Broker (and obtain the acceptance of the person chosen) to act as one of the arbitrators, and each party shall notify the other of the name, address and telephone number of their MADISON SQUARE Broker. If either party fails to choose the acceptance of a MADISON SQUARE Broker prior to the Broker Selection Date, then the party with the MADISON SQUARE Broker may have the American Arbitration Association appoint an arbitrator for the other party and at such other party’s expense. The two arbitrators shall endeavor to reach an agreement as to Fair Market Value. If the two arbitrators are unable to agree in writing on the Fair Market Value on or before thirty (30) days prior to the commencement of the Extension Term, they shall choose a third MADISON SQUARE Broker mutually acceptable to them (and obtain the acceptance of such other MADISON SQUARE Broker the parties have selected) to act as the third arbitrator. If the two arbitrators cannot agree as to whom the third arbitrator shall be or if they are unable to obtain the acceptance of a third arbitrator prior to fifteen (15) days prior to the commencement of the Extension Term, then Landlord or Tenant may have the American Arbitration Association appoint a third arbitrator. Landlord and Tenant shall split equally the costs of the third arbitrator. The arbitrators selected by Landlord and Tenant shall each prepare their own determination of the fair rental value (the “Proposed Determination”) that should be the Fair Market Value and submit their respective Proposed Determinations in writing to the third arbitrator within ten (10) days after the third arbitrator is chosen or appointed. The third arbitrator shall meet with the other two arbitrators to review and discuss the Proposed Determination submitted by each of them and promptly thereafter issue his or her own determination in writing to Landlord and Tenant. The third arbitrator shall either select the Proposed Determination of Landlord or the Proposed Determination of Tenant (i.e. so called baseball arbitration). The determination of the third arbitrator (or the determination mutually agreed to by the first two arbitrators, if such written agreement is reached by them before the selection of a third arbitrator is required) shall be binding and conclusive on Landlord and Tenant.
55.Right of First Offer.
A.    Right of First Offer. Prior to the last twenty-four (24) months of the term of this Lease, as the same may be extended pursuant Article 54 (the “ROFO Period”), the originally named Tenant under this Lease and any transferee as the result of a Permitted Transfer (“Original Tenant”) shall have a one-time right of first offer to lease (the “Right of First Offer”) any space on the fifth (5th) floor of the Building after the initial leasing of same to a party other than Tenant (the “First Offer Space”). Tenant’s Right of First Offer shall be subject to the rights of other tenants or occupants pursuant to any lease or other agreement existing as of the date of this Lease (as well as Landlord’s right to extend the then current tenant or occupant’s lease or other agreement, whether or not the same have such right pursuant to their lease or other agreement with Landlord). Nothing herein shall obligate Landlord to exercise any early termination right with respect to the First Offer Space. Additionally, if Tenant still has the ability to exercise its extension option pursuant to Article 54, Landlord shall comply with the terms of this Article 55 even if within the last 24 months of the term of this Lease, provided that Tenant may only exercise its Right of First Offer if it simultaneously exercises its extension option.
B.    Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) promptly after Landlord learns that the First Offer Space is or will become available for lease to third parties. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the First Offer Rent (as defined in subsection D below).
C.    Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the space described in a First Offer Notice, then within ten (10) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its Right of First Offer with respect to the entire space described in such First Offer Notice on the terms contained herein (the “First Offer Exercise Notice”). If Tenant does not deliver such First Offer Exercise Notice within the ten (10) business day period, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.
D.    First Offer Space Rent. The Annual Base Rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to one hundred percent (100%) of the Fair Market Value, taking into consideration all relevant factors (same process as set forth in Section 54A), for the First Offer Space as of the “First Offer Commencement Date,” as that term is defined in subsection F below, subject to the same annual escalations as the Demised Premises. All other items of additional rent applicable to the Demised Premises shall also be applicable to the First Offer Space.
E.    Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing “as is” condition, subject to any improvements included in the First Offer Notice. The construction of any Tenant Changes by Tenant in the First Offer Space shall comply with the terms of this Lease. Notwithstanding anything contained herein, if Landlord is unable to deliver possession of the First Offer Space because of the holding over or retention of possession of any tenant or occupant, or for any other reason beyond Landlord’s reasonable control, Landlord shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under any circumstances, nor shall the same be construed in any way to extend the term of this Lease, but the First Offer Commencement Date shall be tolled until after Landlord shall have given possession to Tenant. Tenant hereby waives the right to recoup any damages from Landlord which may result from the inability of Landlord to deliver possession of the First Offer Space to Tenant and Tenant also waives the right to rescind the leasing of the First Offer Space under Section 223-1 of the New York Real Property Law or any successor statute of similar nature and purpose.
F.    Amendment to Lease. If Tenant exercises Tenant’s Right of First Offer as set forth herein, then Landlord and Tenant shall execute a commercially reasonable amendment to this Lease for the First Offer Space upon the terms and conditions as set forth in the First Offer Notice therefor and this Article 55. Tenant shall commence payment of First Offer Rent, and the term of such First Offer Space shall commence, upon the date of delivery of such First Offer Space to Tenant (the “First Offer Commencement Date”) and shall terminate on the Expiration Date.

G.    Condition of Right of First Offer. Tenant shall not have the right to lease the First Offer Space, as provided in this Article 55 if, as of the date of the attempted exercise of the Right of First Offer, or as of the scheduled date of delivery of the First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period or is currently subleasing any portion of the Demised Premises (other than in connection with a Permitted Transfer).

56.Tenant’s Termination Right. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the one-time right to terminate this Lease with respect to the entire Demised Premises (“Tenant’s Termination Right”), effective on the last day of the seventy-two (72) month anniversary of the Rent Commencement Date (“Early Termination Date”), expressly conditioned upon Tenant’s delivery of Tenant’s termination notice to Landlord no later than the date that is twelve (12) months prior to the Early Termination Date, time being of the essence. If Tenant properly exercises Tenant’s Termination Right, the Expiration Date of the Lease shall automatically be amended to become the Early Termination Date without the execution of any further documentation. Notwithstanding the foregoing, Tenant’s Termination Right is expressly conditioned on Tenant not being in default under the Lease beyond any applicable notice and cure periods, either on the date

Landlord receives Tenant’s termination notice or on the Early Termination Date. Notwithstanding any such termination by Tenant hereunder, Tenant shall remain liable to satisfy every obligation of Tenant under the terms, covenants, and conditions of the Lease, including, without limitation, the payment of all rental obligations under the Lease, which accrued up to the Early Termination Date, and those terms, covenants, and conditions which expressly survive the expiration or earlier termination of the Lease. On or prior to the Early Termination Date, Tenant shall vacate and surrender the Demised Premises to Landlord in accordance with the provisions of the Lease, as if the Early Termination Date were the Expiration Date hereunder.

If Tenant exercises the Tenant’s Termination Right, Tenant shall pay to Landlord, the unamortized costs of: the free rent period between the Commencement Date and Rent Commencement Date, the Rent Credit applied to Tenant’s account, the cost of Landlord’s Work, and the commission paid to Tenant’s Broker, as of the Early Termination Date (amortized on a straight-line monthly basis from the Rent Commencement Date through the natural Expiration Date of this Lease as prescribed in the foregoing Lease Declarations). Said termination fee shall be payable by Tenant no later than the Early Termination Date.

57.Bicycle Parking. Tenant and its employees shall have the right to (i) park bicycles within the Demised Premises, an (ii) utilize the bicycle storage room (for daily bicycle parking- not storage), located in the Building on a first come first served basis at no cost to Tenant.

58.Basement Storage. Upon full execution of this Lease, Landlord shall provide Tenant with temporary storage space in the basement of the Building to be utilized by Tenant during its initial move-in and construction period, at no charge, pursuant to a separate written agreement by the parties.

59.Early Access. So long as such access does not interfere with Landlord's performance of Landlord’s Work as reasonably determined by Landlord, Tenant shall have the right to access the Demised Premises no earlier than thirty (30) days prior to the Commencement Date for the sole purpose of installing its data, IT and telecommunications equipment. Such access shall be subject to all of the terms of the Lease except the obligation to pay Rent.

60.Common-Area Roof Access: Tenant shall have access to the Building’s rooftop amenity space (“Amenity Space”), at no cost to Tenant throughout the Term, subject to reasonable time and manner restrictions as may be imposed by Landlord on a Building-standard basis. Any rules and regulations governing use of the Amenity Space shall be non-prejudicial. Use of the Amenity Space shall be restricted to use by tenants and occupants of the Building and their invitees only. Tenant shall have the right to reserve the Amenity Space (via Landlord’s online reservation portal) for a reasonable number of private events after general office hours events (not to exceed four (4) consecutive hours per night), subject to Landlord’s fee for administering the reservation system and for any additional personnel that Landlord reasonably determines is necessary to facilitate such private; provided however, that notwithstanding the foregoing to the contrary, Tenant shall have up to three (3) (not to exceed four (4) consecutive hours per night), of exclusive use of the Amenity Space during each calendar year of the Term. Such reservation system will be applied in a first-come first-serve manner and Tenant’s allocation of the total number of dates allowed for private events shall be pro-rated among the Building tenants proportionately based upon their relative share of rentable square feet leased within the Building.

61.Tenant hereby represents and warrants to Landlord that Tenant, BUZZFEED MEDIA ENTERPRISES INC., is the main holding company for Buzzfeed Inc. and is the only direct subsidiary of Buzzfeed, Inc. In addition, Tenant hereby represents and warrants to Landlord that the organizational chart provided to Landlord in connection with this Lease attached as Exhibit D, is true and correct in all respects.

END OF RIDER